                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                      AMONG

                              CSS INDUSTRIES, INC.,

                     THE LENDING INSTITUTIONS LISTED HEREIN,

               CORESTATES BANK, N.A., AS THE ADMINISTRATIVE AGENT

                                       AND

                  MERRILL LYNCH & CO., AS THE SYNDICATION AGENT
                            ------------------------

                            DATED AS OF JULY __, 1997

                            -------------------------





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         SECTION 1.  DEFINITIONS AND INTERPRETATION.............................................................  1
                  1.1      Terms Defined........................................................................  1
                  1.2      Accounting Principles................................................................ 18

         SECTION 2.  THE LOAN................................................................................... 18
                  2.1      Revolving Line of Credit - Description............................................... 18
                  2.2      Letters of Credit.................................................................... 21
                  2.3      Voluntary Reduction of Commitment.................................................... 26
                  2.4      Advances, Conversions, Renewals and Payments......................................... 27
                  2.5      Interest............................................................................. 31
                  2.6      Fees................................................................................. 35
                  2.7      Prepayments.......................................................................... 36
                  2.8      Use of Proceeds...................................................................... 36
                  2.9      Special Provisions Governing LIBOR Based Rate
                           Advances............................................................................. 37
                  2.10     Capital Requirements, Etc............................................................ 41
                  2.11     Mandatory Prepayments/Commitment Reductions.......................................... 42
                  2.12     Net Payments......................................................................... 43

         SECTION 3.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES............................................... 45
                  3.1      Conditions Precedent to Closing...................................................... 45
                  3.2      Closing.............................................................................. 49
                  3.3      Conditions Precedent to all Advances................................................. 49
                  3.4      Waiver of Rights..................................................................... 50
                  3.5      Delivery of Documents................................................................ 50

         SECTION 4.  REPRESENTATIONS AND WARRANTIES............................................................. 51
                  4.1      Corporate Organization and Validity.................................................. 51
                  4.2      Places of Business................................................................... 52
                  4.3      Pending Litigation................................................................... 52
                  4.4      Title to Properties.................................................................. 52
                  4.5      Governmental Consent................................................................. 52
                  4.6      Taxes................................................................................ 52
                  4.7      Financial Statements................................................................. 53
                  4.8      Full Disclosure...................................................................... 53
                  4.9      Subsidiaries......................................................................... 53
                  4.10     Guarantees, Indebtedness, etc........................................................ 53
                  4.11     Government Regulations, etc.......................................................... 54
                  4.12     Business Interruptions............................................................... 56
                  4.13     Names.  ............................................................................. 56
                  4.14     Other Associations................................................................... 56
                  4.15     Environmental Matters................................................................ 57
                  4.16     Regulation O......................................................................... 59
                  4.17     Capital Stock........................................................................ 59
                  4.18     Solvency............................................................................. 59
                  4.19     Interrelatedness of the Borrower and the Guarantors.................................. 60

         SECTION 5.  AFFIRMATIVE COVENANTS...................................................................... 60
                  5.1      Payment of Taxes and Claims.......................................................... 60
                  5.2      Maintenance of Properties and Corporate Existence.................................... 61
                  5.3      Litigation........................................................................... 62
                  5.4      Issue Taxes.......................................................................... 62
                  5.5      Lender Accounts...................................................................... 62
                  5.6      Employee Benefit Plans............................................................... 62
                  5.7      Financial and Business Information................................................... 63
                  5.8      Officers' Certificates............................................................... 65
                  5.9      Inspection........................................................................... 65
                  5.10     Tax Returns and Reports.............................................................. 66
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                                       ii

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                  5.11     Information to Participants and Assignees............................................ 66
                  5.12     Material Adverse Developments........................................................ 66
                  5.13     Additional Parties................................................................... 66
                  5.14     Performance of Obligations. ......................................................... 67
                  5.15     Further Assurances................................................................... 67
                  5.16     Evidence of Intercompany Indebtedness................................................ 67



         SECTION 6.  NEGATIVE COVENANTS......................................................................... 68
                  6.1      Mergers.............................................................................. 68
                  6.2      Acquisitions......................................................................... 68
                  6.3      Liens and Encumbrances............................................................... 69
                  6.4      Transactions With Affiliates or Subsidiaries......................................... 70
                  6.5      Guarantees........................................................................... 71
                  6.6      Dividends and Redemptions............................................................ 71
                  6.7      Loans and Investments................................................................ 72
                  6.8      Use of Lenders' Name................................................................. 73
                  6.9      Amendment or Waivers of Certain Documents............................................ 73
                  6.10     Sale and Lease-Backs................................................................. 74
                  6.11     Business Conducted................................................................... 74
                  6.12     Indebtedness......................................................................... 74
                  6.13     Restrictions on Fundamental Changes; Asset Sales..................................... 75
                  6.14     Agreements Regarding Dividends....................................................... 75
                  6.15     Miscellaneous Covenants.............................................................. 76

         SECTION 7. FINANCIAL COVENANTS......................................................................... 76
                  7.1      Fixed Charge Coverage Ratio.......................................................... 76
                  7.2      Minimum Consolidated Net Worth....................................................... 76
                  7.3      Ratio of Consolidated Funded Debt to Consolidated Capitalization..................... 77
                  7.4      Ratio of Consolidated EBITDA to Consolidated Interest Expense........................ 77

         SECTION 8.  DEFAULT.................................................................................... 77
                  8.1      Events of Default.................................................................... 77
                  8.2      Rights and Remedies on Default....................................................... 80
                  8.3      Nature of Remedies................................................................... 81
                  8.4      Set-Off.............................................................................. 82

         SECTION 9.  THE ADMINISTRATIVE AGENT................................................................... 82
                  9.1      Appointment and Authorization........................................................ 82
                  9.2      General Immunity..................................................................... 82
                  9.3      Consultation with Counsel............................................................ 83
                  9.4      Documents............................................................................ 83
                  9.5      Rights as a Lender................................................................... 83
                  9.6      Responsibility of the Administrative Agent........................................... 83
                  9.7      Collections and Disbursements.  ..................................................... 84
                  9.8      Indemnification...................................................................... 86
                  9.9      Expenses.  .......................................................................... 86
                  9.10     No Reliance.......................................................................... 87
                  9.11     Reporting............................................................................ 87
                  9.12     Removal of the Administrative Agent.................................................. 87
                  9.13     Action on Instructions of Lenders.................................................... 88
                  9.14     Several Obligations.................................................................. 88
                  9.15     Amendments........................................................................... 88

         SECTION 10.  MISCELLANEOUS............................................................................. 90
                  10.1     GOVERNING LAW........................................................................ 90
                  10.2     Integrated Agreement................................................................. 90
                  10.3     Omission or Delay Not Waiver......................................................... 90
                  10.4     Time................................................................................. 90
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                                       iii

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                  10.5     Expenses of the Administrative Agent, the Syndication Agent and Lenders.............. 90
                  10.6     Brokerage............................................................................ 91
                  10.7     Notices.  ........................................................................... 91
                  10.8     Headings............................................................................. 93
                  10.9     Survival............................................................................. 93
                  10.10    Successors and Assigns............................................................... 93
                  10.11    Counterparts......................................................................... 95
                  10.12    Modification......................................................................... 95
                  10.13    Signatories.......................................................................... 95
                  10.14    Third Parties........................................................................ 95
                  10.15    Indemnification...................................................................... 96
                  10.16    Discharge of Taxes, The Borrower's Obligations, Etc.................................. 97
                  10.17    Withholding and Other Tax Liabilities................................................ 98
                  10.18    Consent to Jurisdiction; Venue....................................................... 99
                  10.19    Waivers..............................................................................100
                  10.20    Severability.........................................................................101
                  10.21    Independence of Representations, Warranties and Covenants............................101
                  10.22    Obligations Several; Independent Nature of Lenders' Rights...........................101
                  10.23    Prior Understandings.................................................................101
                  10.24    Confidentiality......................................................................101

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                                       iv

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

         This Amended and Restated Loan Agreement ("Agreement") is dated as of this ____ day of July, 1997 by and among CSS Industries Inc., a Delaware corporation ("Borrower"), the lending institutions listed in Annex I attached hereto and incorporated herein by reference (each a "Lender" and collectively, the "Lenders"), CoreStates Bank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Merrill Lynch & Co., as the syndication agent (in such capacity, the "Syndication Agent").

                                   BACKGROUND

         A. The Borrower and certain of the Lenders are currently parties to a Loan Agreement dated November 15, 1995 ("Existing Loan Agreement") whereby such Lenders established financing arrangements for the Borrower under which such Lenders agreed to make loans and extensions of credit to the Borrower under the terms and provisions therein.

         B. The Borrower and Lenders desire to amend and restate the terms of (or in the case of certain new Lenders, join) such financing arrangements as hereinafter set forth.

         C. The parties desire to define the terms and conditions of their relationship in writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1.  DEFINITIONS AND INTERPRETATION.

         1.1 Terms Defined. As used in this Agreement, the following terms have the following respective meanings:

                  Accounts - All of the "accounts" (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New
York) of the Borrower and each of its Subsidiaries, whether now existing or hereafter arising.

                  Acquisition Advances - Advances under the Revolving Credit to fund Permitted Acquisitions excluding the amount of such Advances which are determined by Administrative Agent, in its reasonable discretion, to be used to fund the working capital needs of the acquired Person.

                  Adjustment Amount - As of each date of determination hereof, the excess of (a) the sum of (i) the outstanding portion of the aggregate amount of Acquisition Advances, if any, made during the twelve (12) month period commencing April 1 and ending March 31 (herein a "Yearly Period") preceding such date (the first Yearly Period, for the purposes hereof, commencing April 1, 1997) plus (ii) an amount equal to the aggregate of the following percentage of the outstanding portion of the Acquisition Advances, if any, made during each of the three (3) immediately preceding Yearly Periods (not including any Yearly Period commencing prior to April 1, 1997): 75% in the case of outstanding Acquisition Advances made during the second Yearly Period preceding such date, 50% in the case of outstanding Acquisition Advances made during the third Yearly Period preceding such date and 25% in the case of outstanding Acquisition Advances made during the fourth Yearly Period preceding such date over (b) the aggregate principal amount of Unsecured Senior Notes, if any, issued by the Borrower from the Closing Date through such date.

                  Adjusted LIBOR Rate - As applied to a LIBOR Based Rate Advance, for any LIBOR Interest Period, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

                  Adjusted LIBOR Rate =          LIBOR Rate
                                            ---------------------------
                                            (1 - Reserve Percentage)

For purposes hereof, "LIBOR Rate", with respect to a LIBOR Interest Period, shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary toe London Interbank market on or about eleven o'clock (11:00) a.m. London time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to such LIBOR Based Rate Advance as to which the Borrower may elect the LIBOR Based Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by the Borrower for such LIBOR Based Rate Advance.

                  Advance(s) - Any monies advanced or credit extended to the Borrower by any Lender under the Revolving Credit, including without limitation, cash Advances, Swing Line Advances and the issuance by Fronting Lender of Letters of Credit.

                  Affiliate - With respect to any Person (the "Specified Person"), (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a); provided, however, that no Lender nor any Affiliate of any Lender shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries. For purposes of the preceding sentence, "control" of a Person shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and (ii) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest).

                  Agents - The Administrative Agent and the Syndication Agent, collectively.

Alter(ii) one half of one (0.5%) percent per annum in excess of the Fed Funds Rate. The calculation and determination of the rates described in subsections
(i) and (ii) above shall be made daily by the Administrative Agent and such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Changes in the Alternate Base Rate shall become effective on the same day as the Administrative Agent changes its Prime Rate or a change occurs in the Fed Funds Rate, depending upon which rate is applicable on that day to the Alternate Base Rate.

                  Alternate Base Rate Advance - Any Advance on which interest accrues at the Alternate Base Rate.

                  Asset Sale - The sale, transfer or other disposition by the Borrower to any Person other than a Guarantor or by any Subsidiary of the Borrower to any Person other than the Borrower or another Guarantor of (a) any of the existing or future capital stock or partnership interests (other than an original issue of the stock or partnership interests of a Person where the issued shares or partnership interests are issued to Borrower or a

Guarantor) of any Subsidiary of the Borrower or (b) any other Property, now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions (including any or all assets and business of any division or line of business and further including intangible assets) of the Borrower or any of its Subsidiaries, excluding (i) sales, transfers or other dispositions of inventory or other Property in the ordinary course of business of the Borrower or any of its Subsidiaries or the trade-in or replacement of assets in the ordinary course of business of the Borrower or any of its Subsidiaries and (ii) sale of the Tuggle Road Building.

                  Asset Sale Prepayment Amount - (a) In the case of Entity Asset Sales, the amount by which the aggregate Transferred EBITDA in any fiscal year of the Borrower exceeds the Transferred EBITDA Threshold and (b) in the case of Partial Asset Sales, the amount by which the Transferred Assets in any fiscal year of the Borrower exceeds the Transferred Asset Threshold.

                  Asset Sale Prepayment Event - The occurrence of the consummation of (a) any Entity Asset Sale as a result of which the Transferred EBITDA in any fiscal year of the Borrower exceeds the Transferred EBITDA Threshold and (b) any Partial Asset Sale as a result of which the Transferred Assets in any fiscal year of Borrower exceeds the Transferred Asset Threshold. In hreshold or the Transferred Assets exceeds the Transferred Asset Threshold in such fiscal year, an Asset Sale Prepayment Event shall be deemed to have occurred for all purposes herein.

                  Authorized Officer - Any executive officer of the Borrower and the corporate accounting manager of Borrower.

                  Available Commitment - $225,000,000 plus those portions of the Reserve Amount designated, from time to time, by Borrower in accordance with
Section 2.1(a)(iii) as being part of the Available Commitment.

                  Available Commitment Fee - Section 2.6(a).

                  Borrowing - The making, pursuant to a Notice of Borrowing and the terms of this Agreement, of a cash Advance to the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Based Rate Advances, the same LIBOR Interest Periods.

                  Business Day - A day other than Saturday or Sunday when banks are generally open for business in Philadelphia, Pennsylvania and New York, New York; provided, that when used in connection with a LIBOR Based Rate Advance, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  Cash Proceeds - With respect to any Asset Sale or Equity Offering, the aggregate cash payments received by the Borrower and/or any of its Subsidiaries from such Asset Sale or Equity Offering.

                  Change of Control - If (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Jack Farber and/or any member(s) of his immediately family, and/or any trust under which Jack Farber and/or any member(s) of his immediate family hold the legal and equitable interests, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the issued and outstanding voting stock of the Borrower normally entitled to vote in the election of directors of the Borrower or (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to the Board of Directors or whose nominatioirectors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  Cleo - Cleo Inc., a Tennessee corporation.

                  Closing - Section 3.2.

                  Closing Date - Section 3.2.

                  Consolidated Amortization Expense - For any Person, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Capital Expenditures - For any Person, for any period, the aggregate gross increase during that period in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (a) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; provided, however, that Consolidated Capital Expenditures shall in any event exclude the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

                  Consolidated Capitalization - For any Person, at any time, the sum of such Person's (a) Consolidated Total Debt plus (b) Consolidated Net Worth, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Depreciation Expense - For any Person, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated EBITDA - For any Person, for any period, the difference between (a) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense, (iii) Consolidated Interest Expense, (iv) Consolidated Amortization Expense and (v) Consolidated Depreciation Expense (with respect to clauses (ii) through (v), to the extent such amounts were deducted in computing Consolidated Net Income) less (b) the amounts for such period of after-tax net gains on sales of fixed assets and other after-tax extraordinary gains to the extent included in Consolidated Net Income, excluding sales in the ordinary course of business, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Funded Debt - For any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness (except the items described in clauses (f) and (g) of the definition of "Indebtedness" to the extent no obligation with respect to such items is recorded on a balance sheet of such Person prepared in accordance with GAAP) of such Person and its consolidated Subsidiaries which has a final maturity of more than one year after the creation of such Indebtedness or which is renewable or extendable, at the option of such Person, for a period of more than one year from the creation of such Indebtedness, all determined on a consolidated basis after elimination of all intercompany items. The Obligations hereunder shall not be included in determining the Consolidated Funded Debt of Borrower, provided, however, that an amount equal to the Reduced Level which, as of the date Borrower's Consolidated Funded Debt is being determined, is projected to be applicable in the first fiscal quarter of the next succeeding year, shall be included in the calculation of Consolidated Funded Debt.

                  Consolidated Interest Expense - For any Person, for any period, the total interest expense of such Person and its consolidated Subsidiaries, as would be shown on an income statement prepared in accordance with GAAP.

                  Consolidated Net Income - For any Person, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries; provided, however, that there shall be excluded (a) the income (or loss) of any other Person (other than Subsidiaries of such Person) in which any third Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period (subject to clause (c) below), (b) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, except (with respect to a Subsidiary previously accounted for on the equity basis of accounting) to the extent of the income (or loss) actually paid to such Person or any of its Subsidiaries by such other Person relating to such period in cash, and (c) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary, except to the extent of the cash dividends or cash distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; provided, however, that income generated in connection with a waiver of any of the provisions hereof shall not be included for any purposes hereof.

                  Consolidated Net Worth - For any Person, at any time of determination thereof, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit), exclusive of any write-ups of such Person and its consolidated Subsidiaries, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Rental Payments - For any period, the aggregate amount of all rents paid or to be incurred under all operating leases of the Borrower and the Subsidiaries of the Borrower as lessees (net of sublease income) during such period.

                  Consolidated Tax Expense - For any Person, for any period, the consolidated income tax expense and/or benefit of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Total Assets - For any Person, all of the assets of such Person as would be shown on such Person's balance sheet prepared in accordance with GAAP, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                  Consolidated Total Debt - For any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness (except the items described in clauses (c), (f) and (g) of the definition of "Indebtedness" to the extent no obligation with respect to such items is recorded on a balance sheet of such Person prepared in accordance with GAAP) of such Person and its consolidated Subsidiaries including, without limitation, all Obligations hereunder, all determined on a consolidated basis after elimination of all intercompany items. Cash Advances and Reimbursement Obligations shall be included in the calculation of Consolidated Total Debt by using the average of the outstanding daily amounts thereof during the respective four (4) quarter period ending on the date of determination thereof.

                  CoreStates - CoreStates Bank, N.A.

                  Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

                  EBITDA - Shall have the meaning ascribed to the term "Consolidated EBITDA" as set forth herein except the calculation of EBITDA (including the calculation of each of its components) shall be done on an unconsolidated basis.

                  Employee Benefit Plan - Section 4.11(c).

                  Entity Asset Sale - An Asset Sale representing the sale of stock of a Subsidiary of Borrower or an Asset Sale representing the sale of all or substantially all of the assets of Borrower or any Subsidiary of Borrower. The determination of whether a given Asset Sale represents substantially all of the assets of Borrower or a Subsidiary of Borrower sha

                  Environmental Laws - The common law and all applicable Federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of the environment or to health or safety as either relates to any Hazardous Materials, including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling of Hazardous Materials, and (c) underground and above-ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  Equity Offering - The sale by the Borrower of any of its capital stock in any public or private transaction, except (a) any nonredeemable capital stock of the Borrower issued in exchange for or upon conversion of any Indebtedness of the Borrower or any of its Subsidiaries, (b) any issuance in connection with the exercise of any stock options, (c) the issuance of nonredeemable capital stock in connection with a Permitted Acquisition or (d) any capital stock issued in connection with employee incentive plans or dividend reinvestment plans.

                  ERISA - The Employee Retirement Income Security Act of 1972, as the same may be amended, from time to time.

                  Event of Default - Section 8.1.

                  Exchange Act - The Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated in connection therewith.

                  Existing Debt to Lenders - The existing Indebtedness of the Borrower and/or any or all of its Subsidiaries under the Existing Loan Agreement and the documents, instruments and agreements related thereto.

                  Existing Debt of the Borrower - The Indebtedness of the Borrower and its Subsidiaries as set forth on Schedule "4.10" attached hereto.

                  Expenses - Section 10.5.

                  Facility Limit - $300,000,000, as such amount may be reduced from time to time pursuant to Section 2.3 or Section 2.11 herein.

                  Fed Funds Rate - On any day, the effective rate of interest charged by the Federal Reserve Bank of New York for overnight federal funds in New York as reported by the Federal Reserve Bank in New York for such day.

                  Financial Statements - The financial statements of Borrower previously furnished to the Administrative Agent, as more fully described on Schedule "1.1(c)" attached hereto and incorporated herein by reference.

                  First Tier Subsidiary - A Subsidiary of Borrower, the capital stock of which is owned directly by Borrower.

                  Fixed Charge Coverage Ratio - For any period, the ratio of (a) the sum of the Borrower's (i) Consolidated EBITDA for such period less (ii) Consolidated Capital Expenditures for such period plus (iii) Consolidated Rental Payments for such period to (b) the sum of the (i) current portion of principal on all long-term Indebtedness (excluding the Revolving Credit), plus (ii) Consolidated Interest Expense (including interest in respect of the Revolving Credit), plus (iii) Consolidated Tax Expense, plus (iv) Consolidated Rental Payments for such period.

                  Fronting Fee - Section 2.6(b)(ii).

                  Fronting Lender - CoreStates (or an Affiliate of CoreStates, if applicable), as the issuer of Letters of Credit under this Agreement.

                  GAAP - Generally accepted accounting principles applied in a manner consistent with the most recent audited financial statements of the Borrower prepared as of December 31, 1996 and furnished to the Agents.

                  Governmental Authority - Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator (to the extent binding on the Borrower or any of its Subsidiaries), in each case whether foreign or domestic.

                  Guarantee(s) - Guarantees substantially in the form of Exhibit "1.1(a)" attached hereto and incorporated herein by reference.

                  Guarantors - Each of The Paper Magic Group, Inc., a Pennsylvania corporation, Berwick Delaware, Inc., a Delaware corporation, Berwick Industries, Inc., a Pennsylvania corporation, Cleo, Cleo Delaware, Inc., a Delaware corporation, Rapidforms, Inc., a New Jersey corporation, Philadelphia Industries, Inc., a Delaware corporation, LLM Holdings, Inc., a Delaware corporation, Rapdel, Inc., a Delaware corporation, The Paper Magic Group, Inc., a Delaware corporation, and each Person which executes a Guarantee after the Closing Date.

                  Hazardous Materials - Any pollutant, contaminant, hazardous or toxic substance, hazardous material, hazardous waste, hazardous constituent, asbestos or asbestos-containing material, petroleum, including crude oil and any fraction thereof, or other chemicals, substances or materials subject to regulation under any Environmental Law.

                  Indebtedness - With respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (c) the face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any Property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, limited to the fair market value of the Property subject to such Lien, (e) all capitalized lease obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (g) all obligations of such Person under interest rate agreements, (h) without duplication, all contingent obligations of such Person required to be reflected as a liability on the balance sheet of such Person prepared in accordance with GAAP, (i) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments required to be reflected as a liability on the balance sheet of such Person prepared in accordance with GAAP, (j) all obligations of such Person upon which interest charges are customarily paid, and
(k) current obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends); provided, however, that Indebtedness shall not include trade payables, accrued expenses, accrued dividends, deferred compensation, accrued income taxes, deferred income taxes and minority interests in Subsidiaries.

                  Intercompany Notes - Section 5.16.

                  Interest Rate Determination Date - With respect to a LIBOR Based Rate Advance, the date which is two (2) Business Days prior to the commencement of the LIBOR Interest Period for such Borrowing.

                  Inventory - All of the "inventory" (as that term is defined in Section 9-109 of the Uniform Commercial Code as in effect in the State of New
York) of the Borrower and its Subsidiaries, whether now existing or hereinafter acquired or created.

                  Investments - Investments of any Person shall mean (i) any direct or indirect purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance (other than advance to employees for travel expenses, drawing accounts and similar expenditures extended in the ordinary course and consistent with past practice) or extensithe capital of, any other Person, including any guarantee or Indebtedness of any other Person and any joint venture, (iii) any commitment or option to make an investment if, in the case of an option, the consideration therefor exceeds $1,000,000 and (iv) any capital contribution to any other Person; and any of the foregoing shall be considered an Investment whether such investment is acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method. Notwithstanding the foregoing, non-speculative interest rate hedging arrangements shall not be considered Investments.

                  Knowledge - Whenever used in this Agreement, the actual knowledge of any executive officer of the Borrower or of the president of any of the Subsidiaries.

                  L/C Commitment - $20,000,000.

                  L/C Fees - Section 2.6(b)(i).

                  Lender(s) - The lending institutions listed on Annex I attached hereto and incorporated herein by reference and any assignees thereof in accordance with Section 10.10 hereof.

                  Letter of Credit or Letters of Credit - (a) Standby letter or letters of credit, and (b) commercial letter or letters of credit, in each case issued or to be issued by the Fronting Lender for the account of the Borrower pursuant to Section 2.2 herein.

                  Liabilities - All liabilities of every kind of the Borrower as would be shown on a consolidated financial statement of the Borrower prepared in accordance with GAAP.

                  LIBOR Based Rate - Section 2.5(b)(i).

                  LIBOR Based Rate Advance - Any Advance on which interest accrues at the LIBOR Based Rate.

                  LIBOR Based Rate Margin - Section 2.5(b)(i).

                  LIBOR Interest Period - Section 2.5(b)(ii).

                  Lien - Other than as expressly excluded in the next sentence, any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property other than Property which is leased by the Borrower or any of its Subsidiaries or for which the Borrower or any of its Subsidiaries has an unexercised option to purchase such Property and other than those which would not materially adversely interfere with the Borrower's or any of the Borrower's Subsidiary's use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, the Borrower and each of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  Loan Documents - This Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note, the Guarantees and all agreements, instruments and documents executed and/or delivered in connection herewith or therewith, all as may be amended, supplemented, replaced, restated or superseded from time to time.

                  Losses - Of any Person, the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, expenses, obligations, penalties, actions, judgments, Liens, penalties, fines, suits, costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations and/or the termination of the Revolving Credit) incurred by, imposed on or asserted against such Person.

                  Majority Lenders - The Lenders holding Pro Rata Percentages aggregating more than 50% of the total Revolving Credit.

                  Mandatory Loan - Section 2.4(b)(iii)(B).

                  Material Adverse Effect - With respect to any Person and its Subsidiaries, (a) any material adverse effect (both before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents) with respect to the business, assets, properties, financial condition, stockholders' equity, contingent liabilities, prospects, material agreements or results of operations of such Person and its Subsidiaries, taken as one enterprise on a consolidated basis, or (b) any fact or circumstance that, singly or in the aggregate with any other fact or circumstance, has a reasonable likelihood of resulting in or leading to (i) a material adverse efereunder or under any other Loan Document or the inability of the Lenders to enforce in any material respect their rights purported to be granted hereunder or under any other Loan Document, or (iii) a material adverse effect on the ability of the Borrower and its Subsidiaries taken as a whole on a consolidated basis to effect (including hindering or unduly delaying) the transactions contemplated by this Agreement and the other Loan Documents on the terms contemplated hereby and thereby.

                  Maturity Date - April 30, 2001.

                  Moody's - Moody's Investors Service, Inc.

                  Net Cash Proceeds from Equity Offerings - With respect to any Equity Offering, the Cash Proceeds resulting therefrom net of reasonable expenses of such offering.

                  Notice of Borrowing - Section 2.4(b)(ii).

                  Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by the Borrower to any one or more of the Lenders, the Fronting Lender or to either or both of the Agents, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including without limitation Obligations in respect of the Revolving Credit whether related to cash Advances or Letters of Credit (whether drawn or undrawn).

                  Outstandings - At any time, the sum of the (a) aggregate amount of all cash Advances outstanding hereunder, and (b) face amount of all Letters of Credit and all outstanding Reimbursement Obligations.

                  Partial Asset Sale - Any Asset Sale other than an Entity Asset Sale.

                  Permitted Acquisitions - Section 6.2.

                  Permitted Liens - Section 6.3.

                  Person - An individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated association or organization, joint venture or any other entity.

                  Prime Rate - That rate so designated by the Administrative Agent from time to time as its prime rate of interest, which is not necessarily the lowest or best rate of interest charged by the Administrative Agent.

                  Pro Rata Percentages - Section 2.1(a)(i).

                  Pro Rata Shares - Section 2.1(a)(i).

                  Proceeding - Any claim, action, judgment, suit, hearing, governmental investigation, arbitration (to the extent binding on the Borrower or any of its Subsidiaries) or proceeding, including by or before any Governmental Authority.

                  Property - Any existing or future interest of the Borrower or any of its Subsidiaries in any existing or future property or asset of any kind or nature, whether real, personal or mixed, or tangible or intangible, now owned or hereafter acquired or created (including without limitation the capital stock of any Subsidiary).

                  Quarterly Compliance Certificate - Section 5.8.

                  Real Property - All right, title and interest of the Borrower or any of its Subsidiaries (including any leasehold estate) in and to any parcel of real property owned, leased or operated by the Borrower or any of its Subsidiaries together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                  Reduced Level - Section 2.11(d).

                  Regular Advances - Advances other than Swing Line
Advances.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Reimbursement Obligations - Section 2.2(c).

                  Reserve - For any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency Liabilities as defined in Regulation D.

                  Reserve Amount - $75,000,000, less that portion thereof which Borrower designates from time to time in writing to the Administrative Agent as being part of the Available Commitment.

                  Reserve Amount Fee -  Section 2.6(a)(ii).

                  Reserve Percentage - For a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender (or any Affiliate of such Lender if applicable pursuant to Section 2.9(e)) is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (a) deposits of United States dollars or (b)

Eurocurrency Liabilities as defined in Regulation D, in each case applicable to a LIBOR Based Rate Advance(s) subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

                  Restated Revolving Credit Notes - Section 2.1(c)(i).

                  Restated Swing Line Note - Section 2.1(c)(ii).

                  Revolving Credit - Section 2.1.

                  S&P - Standard & Poor's Corporation.

                  Securities Act - The Securities Act of 1933, as amended, together with all rules and regulations promulgated in connection therewith.

                  Subsidiary - With respect to any Person at any time, (a) any corporation more than fifty (50%) percent of whose voting stock is legally and beneficially owned by such Person or owned by a corporation more than fifty (50%) percent of whose voting stock is legally and beneficially owned by such Person; (b) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and (c) any partnership, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

                  Super Majority Lenders - The Lenders holding Pro Rata Percentages aggregating 66-2/3% or more of the total Revolving Credit.

                  Swing Line Advances - Advances under the Swing Line Commitment made by the Swing Line Lender to the Borrower pursuant to Section 2.1(b).

                  Swing Line Commitment - The amount set forth opposite the Swing Line Lender's name on Annex I attached hereto directly below the column entitled "Swing Line Commitment", as the same may be reduced from time to time pursuant to Section 8.

                  Swing Line Lender - CoreStates, in its capacity as such, and its permitted successors and assigns in such capacity.

                  Third-Party Consent - Any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or notice to, or exemption or other action by any Person other than the Borrower or any of its Subsidiaries or any Governmental Authority.

                  Transferee - Section 10.10(d).

                  Transferred Assets - The book value, measured as of the last day of the fiscal year ended immediately preceding the date on which the applicable Partial Asset Sale is consummated, of the assets transferred in any Partial Asset Sale or combination of Partial Asset Sales in any fiscal year.

                  Transferred Asset Threshold - An amount equal to tene on which the applicable Partial Asset Sale is consummated.

                  Transferred EBITDA - The aggregate amount, measured for the fiscal year ended immediately preceding the date on which the applicable Entity Asset Sale(s) are consummated, of the EBITDA of the Person or Persons with respect to which such Entity Asset Sale(s) have taken place in any fiscal year

(or the pro-rated portion of the EBITDA of such Person(s) if less than all of the capital stock of such Person(s) is transferred).

                  Transferred EBITDA Threshold - An amount equal to ten (10%) percent of the Consolidated EBITDA of Borrower and its consolidated Subsidiaries measured for the fiscal year ended immediately preceding the date on which the applicable Entity Asset Sale is consummated.

                  Tuggle Road Building - The warehouse facility owned by Cleo on the date hereof and located on Tuggle Road in Shelby County, Tennessee.

                  Unsecured Senior Notes - Debt instruments issued by Borrower up to the maximum aggregate principal amount of $75,000,000 on substantially the terms and conditions set forth on the term sheet attached hereto as Exhibit "1.1(b)" and incorporated herein by reference or on terms and conditions otherwise reasonably satisfactory to the Administrative Agent (in any event, including, without limitation, absence of covenants more restrictive of Borrower or favorable to the lenders thereon than the covenants set forth in this Agreement).

         1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

SECTION 2.  THE LOAN.

         2.1 Revolving Line of Credit - Description. Subject to the terms and conditions of this Agreement, the Lenders hereby establish for the benefit of the Borrower a revolving line of credit in the amount of the Facility Limit (collectively, the "Revolving Credit") which shall include Advances extended by the Lenders to or for the benefit of the Borrower from time to time hereunder, in aggregate principal amount at any time outstanding, not to exceed the then Available Commitment in effect from time to time.

                  (a) (i) Each Lender agrees severally to make Regular Advances to the Borrower as a part of the Revolving Credit, subject to the terms of this Agreement, up to the lesser of the amounts ("Pro Rata Shares") or percentages ("Pro Rata Percentages") of the Revolving Credit opposite its name on Annex I attached hereto and incorporated herein by reference.

                           (ii) Regular Advances under the Revolving Credit
(A) shall be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date, (B) may be made as Alternate Base Rate Advances or, at the Borrower's option and subject to the terms hereof, as LIBOR Based Rate Advances or, at the Borrower's option and subject to the terms hereof, as Letters of Credit; provided that all Advances made by all of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Advances of the same type, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not, when aggregated with a Lender's Pro Rata Percentage of other Advances then outstanding, exceed for such Lender, at any time outstanding, the Pro Rata Share of such Lender, at such time and (E) shall not be made if, at the time the requested Advance is to be made, the aggregate Outstandings, after giving effect to the Advance requested by the relevant Notice of Borrowing, would exceed the Available Commitment in effect at such time.

                           (iii) Notwithstanding anything contained herein to
the contrary, any written notice from Borrower to Administrative Agent to the effect that a portion of the Reserve Amount is to be deemed part of the Available Commitment (A) shall only be effective three (3) days following receipt of such notice by Administrative Agebe ineffective if, as of the date of such notice, a Default or Event of Default has occurred hereunder. Subject to the provisions of Sections 2.4 and 2.9 hereof, a notice given pursuant to this paragraph may be revoked by Borrower providing the Administrative Agent with a written notice of revocation prior to the date on which an Advance is made which utilizes the portion of the Reserve Amount which was designated as available pursuant to the notice of designation to be revoked.

                  (b) (i) The Swing Line Lender may, in its sole and absolute discretion, make Swing Line Advances to the Borrower as a part of the Revolving Credit, subject to the terms of this Agreement, up to the Swing Line Commitment.

                           (ii) Swing Line Advances under the Revolving
Credit (A) shall be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date, (B) shall be made only in cash and as Alternate Base Rate Advances and shall not be entitled to be converted into LIBOR Based Rate Advances so long as they remain Swing Line Advances, (C) may be repaid and reborrowed in accordance with the provisions hereof, (D) shall not be made if the aggregate principal amount of Swing Line Advances and the Swing Line Lender's Pro Rata Percentage of all other Advances then outstanding, after giving effect to the Swing Line Advance requested by the relevant Notice of Borrowing, would exceed the Swing Line Lender's Pro Rata Share and (E) shall not be made if the aggregate principal amount of Swing Line Advances and all other Advances then outstanding, after giving effect to the Swing Line Advance requested by the relevant Notice of Borrowing, would exceed the Available Commitment in effect at such time. In no event shall the aggregate principal amount of Swing Line Advances outstanding at any time exceed the Swing Line Commitment.

                  (c) (i) At Closing, the Borrower shall execute and deliver its promissory note to each Lender in the principal amount of such Lender's Pro Rata Share, each in the form attached hereto as Exhibit 2.1(c)(i) (as amended, replaced, restated or superseded from time to time, collectively the "Restated Revolving Credit Notes") to evidence its unconditional obligation to repay each Lender for all Advances made under the Revolving Credit, with interest as herein and therein provided. Each Advance under the Revolving Credit shall be deemed evidenced by the Restated Revolving Credit Notes, which are deemed incorporated herein by reference and made a part hereof. The Restated Revolving Credit Notes shall amend and replace (but not extinguish the obligations evidenced by or cause a novation of) the revolving credit notes dated November 15, 1995 executed by the Borrower in favor of each Lender which was a party to the Existing Loan Agreement, which notes shall be returned to Borrower by the applicable Lender marked replaced and superseded (or, in lieu thereof, an affidavit of lost note accompanied by a lost instrument bond by any Lender which can not locate its note) within ten (10) Business Days of the Closing Date. No Lender shall have any liability for any other Lender's failure to comply with the immediately preceding sentence.

                           (ii) At Closing, the Borrower shall execute and
deliver its promissory note to the Swing Line Lender in the principal amount of the Swing Line Commitment, in the form attached hereto as Exhibit 2.1(c)(ii) (as amended, replaced, restated or superseded from time to time, the "Restated Swing Line Note") to evidence its unconditional obligation to repay the Swing Line Lender for all Swing Line Advances made under the Revolving Credit, with interest as herein and therein provided. Each Swing Line Advance under the Revolving Credit shall be deemed evidenced by the Restated Swing Line Note, which is deemed incorporated herein by reference and made a part hereof. The Restated Swing Line Note shall amend and replace (but not extinguish the obligations evidenced by or cause a novation of) the Swing Line Note dated

November 15, 1995 executed by Borrower in favor of the Swing Line Lender, which Swing Line Note shall be returned to Borrower by the Swing Line Lender marked replaced and superseded within ten (10) Business Days of the Closing Date.

                  (d) The term of the Revolving Credit shall expire on the Maturity Date unless earlier terminated in accordance with the terms hereof. On such date, unless having been sooner accelerated by the Administrative Agent pursuant to the terms hereof, the Revolving Credit shall be terminated and all of the Obligations shall be due and payable in full, and as of which date, no further Advances shall be available from the Lenders.

                  (e) Borrower acknowledges and agrees that the amount of the Existing Debt to Lenders consisting of cash Advances is $___________ and that such sum is unconditionally owing to Lenders which were parties to the Existing Loan Agreement without setoff, recoupment, defense or adjustment of any kind. Borrower acknowledges and agrees that the amount of the Existing Debt to Lenders consisting of the aggregate face amount of all Letters of Credit and all Reimbursement Obligations is $_________________ and that all such Reimbursement Obligations are unconditionally owing to Lenders which were parties to the Existing Loan Agreement without setoff, recoupment, defense or adjustment of any kind. The Existing Debt to Lenders shall be deemed Advances to Borrower under the Revolving Credit under this Agreement for all purposes hereof and under the other Loan Documents.

         2.2 Letters of Credit.

                  (a) As part of the Revolving Credit and subject to its terms and conditions and the customary terms, conditions and procedures of the Fronting Lender, the Fronting Lender, shall, at the request of the Administrative Agent and on behalf of and for the benefit of the Lenders, make available to the Borrower (either for its own account or, at the Borrower's request, as a co-applicant with any of the Guarantors) Letters of Credit which shall not exceed, in the aggregate at any one time outstanding, the L/C Commitment. All Letters of Credit issued under the Revolving Credit shall reduce dollar for dollar the amount available to be borrowed by the Borrower under the Available Commitment. No standby Letter of Credit shall be issued with an expiry date later than the earlier of: (i) one (1) year from the date of issuance and
(ii) the Maturity Date. No commercial Letter of Credit shall be issued with an expiry date later than the earlier of: (i) one hundred twenty (120) days from the date of issuance and (ii) the Maturity Date. The Borrower shall execute and deliver to the Fronting Lender all letter of credit agreements (including without limitation, the forms marked as Exhibit "2.2(a)" attached hereto and made a part hereof) and other documents, instruments and agreements customarily required by the Fronting Lender for such purposes. All such documents, instruments and agreements shall be in form and substance satisfactory to the Fronting Lender. The outstanding letters of credit issued by CoreStates which are listed on Schedule "2.2(a)" shall be deemed for all purposes to have been issued under the Revolving Credit as of the date hereof.

                  (b) Immediately upon the issuance of any Letter of Credit, the Fronting Lender is deemed to have granted to each Lender, and each Lender is hereby deemed to have irrevocably acquired, an individual participating interest (without recourse or warranty), in accordance with each Lender's respective Pro Rata Percentage, in all of the Fronting Lender's rights and liabilities with respect to such Letter of Credit. Each Lender shall be directly, irrevocably and unconditionally obligated to the Fronting Lender, according to its Pro Rata Percentage, to reimburse the Fronting Lender for any draws made at any time without regard to the occurrence of a Default or Event of Default (including without limitation, following the commencement of any bankruptcy, reorganization, receivership, liquidation or dissolution proceeding with respect to the Borrower) under any Letter of Credit outstanding under the L/C Commitment not immediately reimbursed by the Borrower.

                  (c) In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Fronting Lender shall promptly notify the Borrower and the Borrower shall immediately reimburse the Fronting Lender on the day when such drawing is honored, by either a cash payment by the Borrower, or in the absence of such payment by the Borrower, by the Lenders au further request or approval of the Borrower) a cash Advance under the Revolving Credit on such date which shall accrue interest at the Alternate Base Rate. All Advances which constitute a reimbursement for a draw under a Letter of Credit shall be shared by the Lenders in accordance with their respective Pro Rata Percentages. If, for any reason, proceeds of Advances are not received by the Fronting Lender on the date a drawing under a Letter of Credit is honored in an amount equal to the amount of such drawing, the Borrower shall reimburse the Fronting Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such proceeds, if any, that are so received, plus accrued interest on such amount at the Alternate Base Rate. The Borrower's reimbursement obligation for draws under Letters of Credit along with its obligation to pay L/C Fees and Fronting Fees shall herein be referred to collectively as the Borrower's "Reimbursement Obligations". All of the Borrower's Reimbursement Obligations hereunder with respect to Letters of Credit shall apply unconditionally and absolutely to, and shall be joint and several with respect to, Letters of Credit issued hereunder on behalf of the Borrower as a co-applicant with any of the Guarantors as if such Letters of Credit had been issued for the account of the Borrower alone and the term "Reimbursement Obligations" as used throughout this Agreement and the other Loan Documents shall be deemed to include the Borrower's Reimbursement Obligations and its obligation to pay L/C Fees and Fronting Fees with respect to all such Letters of Credit.

                  (d) (i) In the event that the Borrower shall fail to reimburse the Fronting Lender as provided in Section 2.2(c) in an amount equal to the amount of the drawing honored by the Fronting Lender under a Letter of Credit, the Fronting Lender shall promptly notify each Lender of the unreimbursnder's participation therein based on such Lender's Pro Rata Percentage. Each Lender shall make available to the Fronting Lender an amount equal to its respective participation in same day funds, at the office of the Fronting Lender specified in such notice, not later than 1:00 p.m. (Philadelphia time) on the Business Day after the date notified by the Fronting Lender. In the event that any Lender fails to make available to such Fronting Lender the amount of such Lender's participation based on such Lender's Pro Rata Percentage in such Letter of Credit, as provided in this Section 2.2(d), the Fronting Lender shall be entitled to recover such amount on demand from such Lender together with interest at the overnight Fed Funds Rate for the first three (3) days and at the Alternate Base Rate for each day thereafter. The Fronting Lender shall distribute to each other Lender which has paid all amounts payable by it under this Section 2.2(d) with respect to any Letter of Credit, such other Lender's share, based on such Lender's Pro Rata Percentage, of all payments received by the Fronting Lender from the Borrower in reimbursement of drawings honored by the Fronting Lender under such Letter of Credit, when such payments are received. Nothing in this Section 2.2(d) shall be deemed to relieve any Lender from its obligation to pay all amounts payable by it under this Section 2.2(d) with respect to any Letter of Credit issued by the Fronting Lender or to prejudice any rights that the Borrower or any other Lender may have against a Lender as a result of any default by such Lender hereunder and no Lender shall be responsible for the failure of any other Lender to pay its respective participation, based on its Pro Rata Percentage, payable under this Section 2.2(d).

                           (ii) In connection with the failure of any Lender
to make available to the Fronting Lender the amount of such Lender's participation in any Letter of Credit, such Lender hereby agrees to protect, indemnify, payagainst any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees, allocated costs of internal counsel and the costs (including judgments) in connection with any related litigation) which the Fronting Lender may incur or be subject to as a consequence, direct or indirect, of the failure of such Lender to make available its participation in such Letter of Credit.

                  Notwithstanding anything to the contrary contained in this
Section 2.2(d), each Lender providing its participation in any Letter of Credit shall have no obligation to indemnify the Fronting Lender in respect of any liability incurred by the Fronting Lender arising solely out of the gross negligence or willful misconduct of the Fronting Lender.

                  (e) The obligation of the Borrower to reimburse the Fronting Lender for drawings made under the Letters of Credit and the obligations of the Lenders to the Fronting Lender under Section 2.2(d) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of any
Letter of Credit;

                           (ii) the existence of any claim, setoff, defense or
other right that the Borrower or any Affiliate of the Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Fronting Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

                           (iii) any draft, demand, certificate or any other
document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by the Fronting Lender under any Letter
of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless the Fronting Lender shall have acted in the absence of good faith or with willful misconduct or gross negligence in issuing such payment; or

                           (v) the fact that a Default or Event of Default shall
have occurred and be continuing.

                  (f) If by reason of (i) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Fronting Lender or any Lender with any direction, reasonable request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                           (A) the Fronting Lender or any Lender shall be
subject to any tax or other levy or charge of any nature or to any variation thereof (except for changes in the rate of any tax on the net income of the Fronting Lender or any Lender or its applicable lending office) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.2, whether directly or by such being imposed on or suffered by the Fronting Lender or any Lender;

                           (B) any reserve, deposit or similar requirement is
or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Fronting Lender or participations therein purchased by any Lender; or

                           (C) there shall be imposed on the Fronting Lender
or any Lender any other condition regarding this Section 2.2, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Fronting Lender or any Lender of issuing, creating, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Fronting Lender or any Lender, then and in any such case the Fronting Lender or such Lender shall, within 90 days after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay on demand such amounts as may be necessary to compensate the Fronting Lender or such Lender on an after-tax basis for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the Alternate Base Rate. A certificate signed by an officer of the Lender as to the amount of such increased cost or reduced receipt showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower and the Administrative Agent by the Fronting Lender or any Lender, as the case may be, shall, except for manifest error, be final, conclusive and binding for all purposes.

                  (g) In addition to amounts payable as elsewhere provided in this Section 2.2, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save the Fronting Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and reasonable allocated costs of internal counsel) which the Fronting Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or (ii) the failure of the Fronting Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts").

                  As between the Borrower and the Fronting Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Fronting Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Fronting Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by the Fronting Lender's gross negligence or willful misconduct; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, unless caused by the Fronting Lender's gross negligence or willful misconduct; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Fronting Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Fronting Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Lender in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of the Fronting Lender to the Borrower.

                  Notwithstanding anything to the contrary contained in this
Section 2.2(g), the Borrower shall have no obligation to indemnify the Fronting Lender in respect of any liability incurred by the Fronting Lender arising solely out of the gross negligence or willful misconduct of the Fronting Lender.

         2.3 Voluntary Reduction of Commitment. The Borrower may, at any time, without premium or penalty, permanently reduce the Facility Limit then available. The exercise of the foregoing option shall be evidenced by the Borrower giving the Administrative Agent written notice of the Borrower's election to do so (as evidenced for the purposes of this Section by a written acknowledgment of receipt executed by such officer of the Administrative Agent as the Administrative Agent may designate to the Borrower in writing) of such reduction request. Such notice shall be irrevocable and shall specify whether (and the extent to which) the reduction should be applied to the Available Commitment and/or the Reserve Amount, the date upon which such reduction shall be effective (which effective date shall be a Business Day and shall be no less than 5 days after receipt of such notice by the Administrative Agent) and the amount thereof, which shall be in the minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount. In the event of such a reduction in the Facility Limit, Advances in an aggregate outstanding principal amount that is in excess of the Facility Limit, as so reduced ("Over-Limit Amount"), shall be simultaneously paid on the effective date of such reduction, with interest accrued on the amount so paid or prepaid to the date of such reduction. On the effective date of such reduction, the Borrower shall cash collateralize Letters of Credit, on terms satisfactory to the Administrative Agent, in the amount, if any, by which the Over-Limit Amount exceeds the amount of non-Letter of Credit Advances then outstanding and shall execute such documents, instruments and agreements as the Administrative Agent shall deem necessary to perfect a security interest in such cash collateral. A reduction in the Facility Limit shall reduce each Lender's Pro Rata Share in accordance with its respective Pro Rata Percentage.

         2.4  Advances, Conversions, Renewals and Payments:

                  (a)(i) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit, the Available Commitment Fee, the Reserve Amount Fee, the L/C Fees, all other charges, Expenses and any other Obligations of the Borrower hereunder, shall be made to the Administrative Agent at its main Philadelphia banking office, Broad and Chestnut Streets, Philadelphia, Pennsylvania (or such other office as may be designated by the Administrative Agent to the Borrower in writing), in immediately available funds in lawful money of the United States of America. The Administrative Agent shall have the unconditional right and discretion to charge the Borrower's operating account with the Administrative Agent (or any Subsidiary's operating account with the Administrative Agent, if so directed by the Borrower or if an Event of Default has occurred hereunder) for all of the Borrower's Obligations as they become due from time to time under this Agreement, including without limitation, interest, principal, fees and reimbursement of Expenses.

                  (ii) So long as no Event of Default is outstanding, Borrower shall have the option to designate whether payments (including prepayments) shall be applied to Acquisition Advances or to other Advances. If no such designation is made or if an Event of Default is outstanding, such application shall be made by the Administrative Agent.

                  (b) (i) Advances (except Letters of Credit) which may be made by the Lenders from time to time under the Revolving Credit shall be made available by crediting such proceeds to the Borrower's operating account with the Administrative Agent or to such other Persons or accounts as may be specified by the Borrower to the Administrative Agent in writing.

                           (ii)  All Regular Advances (except Letters of
Credit) requested by the Borrower must be in the minimum amount of (A) $2,000,000 (unless the Swing Line Lender shall refuse to, or is unable, to make a Swing Line Advance for a lesser amount in which case such minimum amount shall be $500,000) and integral multiples of $100,000 in excess of such amount for Alternate Base Rate Advances (unless otherwise agreed by the Administrative Agent in its sole and absolute discretion) and (B) $5,000,000 and integral multiples of $100,000 in excess of such amount for LIBOR Based Rate Advances and must be requested:

                  (A) For all Alternate Base Rate Advances (including Swing Line Advances) by eleven o'clock (11:00) A.M., Philadelphia time, on the date such Advance is to be made; and

                  (B) For all LIBOR Based Rate Advances or any Letter of Credit, by ten o'clock (10:00) A.M., Philadelphia time, at least three (3) Business Days before such Advance is to be made.

All requests for an Advance are to be in writing in the form attached hereto as Exhibit "2.4(b)" and made a part hereof ("Notice of Borrowing") which form is to be executed by an Authorized Officer of the Borrower. Such request maistrative Agent. Once made, Advance requests are irrevocable. Each request must indicate the amount of such Advance, the date of such Advance, and whether or not the requested Advance is a LIBOR Based Rate Advance or an Alternate Base Rate Advance or a conversion or renewal of an existing Advance, and in the case of a LIBOR Based Rate Advance, must specify the applicable LIBOR Interest Period. Upon receiving a request for an Advance in accordance with this subparagraph
(ii) by twelve o'clock (12:00) noon, Philadelphia time on the date of such request, or as soon as is reasonably practicable thereafter, the Administrative Agent shall notify all Lenders of the request.

                           (iii) (A) Each Lender shall advance its
applicable Pro Rata Percentage of a requested Regular Advance (and in the case of a Swing Line Advance, the Swing Line Lender shall advance the amount of the requested Swing Line Advance) to the Administrative Agent by remitting federal funds immediately available to the Administrative Agent pursuant to the Administrative Agent's instructions prior to three o'clock (3:00) p.m. Philadelphia time on the date of the Advance. Subject to the satisfaction of the terms and conditions hereof and receipt by the Administrative Agent of all required funds from the other Lenders, the Administrative Agent shall make the requested Advance available to the Borrower by crediting such amount to the Borrower's operating account with the Administrative Agent as soon as is reasonably practicable thereafter on the day the requested Advance is to be made.

                                    (B) (1) The Swing Line Lender shall, so long
as and to the extent that amounts are available to be borrowed under the Facility Limit (whether or not any conditions precedent thereto can be or are met), require each other Lender, and each other Lender hereby agrees, subject to this Section 2.4(b)(iii)(B), on such date (which shall be a Business Day) as designated by the Swing Line Lender ch shall be an Alternate Base Rate Advance, in an amount equal to such Lender's Pro Rata Percentage of the amount of the Swing Line Advances specified in such notice (each a "Mandatory Loan"). If Alternate Base Rate Advances are made by the Lenders other than the Swing Line Lender under the immediately preceding sentence, each such Lender shall make the amount of its Regular Advance available to the Administrative Agent, in same day funds, at the Administrative Agent's office, not later than 12:00 noon (Philadelphia time) on the Business Day next succeeding the date such notice is given. The conversion of Swing Line Advances to Regular Advances will not require the Borrower to comply with the conditions set forth in Section 3 hereof or the notice requirements of Section 2.4(b) hereof or require any other action on the part of the Borrower. The proceeds of such Regular Advances shall be immediately delivered to the Swing Line Lender (and not to the Borrower) and applied to repay the outstanding Swing Line Advances. On the day such Regular Advances are made, the Swing Line Lender's Swing Line Advances shall be deemed to be paid with the proceeds of a Regular Advance made by the Lenders and such portion of the Swing Line Advances deemed to be so paid shall no longer be outstanding as Swing Line Advances, shall no longer be due under the Restated Swing Line Note and shall be due under the respective Restated Revolving Credit Notes issued to the Lenders to the extent of each Lender's Pro Rata Share. If any portion of any such amount paid to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all of the Lenders in the manner contemplated by Section 9.7 hereof. Each Lender's obligation to make the Regular Advances referred to in this paragraph shall be absolute and unconditional and shall not be affected by any cirding, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) the occurrence of any Material Adverse Effect with respect to the Borrower; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or any of its Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                                            (2) In the event that any Mandatory
Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Loan would otherwise have occurred, but adjusted for any principal payments received by the Swing Line Lender relating to the Swing Line Advance from the Borrower on or after such date and prior to such purchase) from the Swing Line Lender, such participations in the outstanding Swing Line Advances as shall be necessary to cause such Lenders to share in such Swing Line Advances ratably based upon their respective Pro Rata Percentages; provided, however, that (x) all interest payable on the Swing Line Advances shall be for the account of the Swing Line Lender until the date as of which the respective participation required to be purchased is paid and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swing Line Lender interest on the principal amount of the participation purchased for each daye have occurred to but excluding the date of payment for such participation, at a rate per annum equal to (I) the overnight Fed Funds Rate for the first three (3) days and (II) at the Alternate Base Rate for each day thereafter.

                                            (3) A copy of each notice given by
the Swing Line Lender to the Lenders pursuant to Section 2.4(b)(iii)(B)(1) shall be promptly delivered by the Swing Line Lender to the Administrative Agent and the Borrower. Upon the making of a Regular Advance by a Lender pursuant to this
Section 2.4(b)(iii)(B), the amount so funded shall become due under such Lender's Restated Revolving Credit Note and shall no longer be owed under the Restated Swing Line Note.

                          (C)  Neither the Administrative Agent nor any
other Lender shall be obligated, for any reason whatsoever, to advance the share of any other Lender (including, any Lender's share of funding obligations with respect to Letters of Credit). If such corresponding amount is not made available to the Administrative Agent by such Lender on the date the Advance is made and the Administrative Agent elects (at its sole and absolute discretion, without any obligation to do so) to make such Lender's share of the Advance available to the Borrower, the Administrative Agent shall be entitled to recover such amount on demand from such Lender, or from the Borrower, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date the Administrative Agent recovers such amount, at a rate per annum equal to the Fed Funds Rate, for each such day (or, if such day is not a Business Day, for the next preceding Business Day). The Administrative Agent shall also be entitled to recover any and all losses and damages (including without limitation, reasonable attorneys' fees and costs) from any Lender failing to so advance upon demand of the Administrathis paragraph against any distributions or payments of the Obligations which the Administrative Agent would otherwise make available to such Lender. To the extent any Lender fails to provide its respective Pro Rata Percentage of any requested Advance, such Lender's Pro Rata Percentage of all payments of the Obligations shall decrease to reflect the actual percentage which its actual outstanding Advances bears to the total outstanding Advances of all Lenders.

         2.5 Interest. The unpaid principal balance of the Revolving Credit shall bear interest, subject to the terms hereof, on one of the two bases selected by the Borrower from among the borrowing options set forth below, it being understood that subject to the provisions hereof, the Borrower may select different options to apply simultaneously to different parts of the outstanding Revolving Credit.

                  (a) Alternate Base Rate Option Interest on the outstanding Alternate Base Rate Advances under the Revolving Credit will accrue at the Alternate Base Rate. Interest on all Alternate Base Rate Advances shall be payable quarterly, in arrears, on the first day of each calendar quarter beginning on the first day of the first full calendar quarter after the date hereof.

                  (b) LIBOR Rate Option

                           (i)  Interest on the outstanding LIBOR Based Rate
Advances under the Revolving Credit shall accrue at the rate ("LIBOR Based Rate") equal to the sum of (A) the Adjusted LIBOR Rate as determined by the Administrative Agent on the Interest Rate Determination Date plus (B) a margin (the "LIBOR Based Rate Margin") which may fluctuate from time to time in accordance with the following schedule:

If the Borrower's Ratio of Consolidated
EBITDA to Consolidated Interest Expense
is (measured on                                      Available LIBOR
a rolling four quarter basis)                        Based Rate Margin
---------------------------------------              -----------------

  Less than 5.00 to 1                                one and one quarter
                                                     (1.25%) percent per
                                                     annum
                                                     ("Level 1")

  Greater than or equal to                           one (1.0%) percent
     5.00 to 1 but less than                         per annum
     6.25 to 1                                       ("Level 2")


  Greater than or equal to                           three quarters of
     6.25 to 1 but less than                         one (0.75%) percent
     8.00 to 1                                       per annum
                                                     ("Level 3")

  Greater than or equal to                           one half of one
     8.00 to 1                                       (.50%) percent
                                                     per annum
                                                     ("Level 4")

         Changes in the LIBOR Based Rate Margin (if any) shall become effective
(A) with respect to the Quarterly Compliance Certificate delivered in respect of the first three (3) fiscal quarters in any fiscal year in accordance with
Section 5.8, commencing on the first day of the calendar month immediately following the calendar month in which the Administrative Agent shall have received from the Borrower such Quarterly Compliance Certificate or (B) with respect to the Quarterly Compliance Certificate delivered in respect of the last fiscal quarter in any fiscal year in accordance with Section 5.8, commencing on the earlier to occur of (I) the first day of the calendar month immediately following the calendar month in which the Administrative Agent shall have received from the Borrower such Quarterly Compliance Certificate or (II) the first day of the calendar month immediately following the calendar month in which the date 45 days after the end of the fiscal year of the Borrower most recently ended occurs provided, however, that no such changes shall occur (x) until the Borrower has delivered its Quarterly Compliance Certificate for the fiscal quarter ending September 30, 1997 and (y) unless no Default or Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of a Default or an Event of Default, the LIBOR Based Rate Margin may, in the discretion of the Administrative Agent or at the direction of the Majority Lenders, be increased (and shall automatically be so increased if the Default or Event of Default is a payment default) to one and one quarter (1.25%) percent per annum (in addition to institution of the Default Rate, if applicable) and shall be applied retroactively to the date of the occurrence of such Default or Event of Default (or in the event of a Default in respect of the obligation to deliver a Quarterly Compliance Certificate for the last fiscal quarter in each fiscal year, the first day of the calendar month immediatelymonth in which the date 45 days after the end of the latest fiscal year of the Borrower occurs). Notwithstanding the foregoing, decreases in the LIBOR Based Rate Margin, from one fiscal quarter of the Borrower to the next, shall be no greater than one level. By way of example only, if the LIBOR Based Rate Margin is at Level 1 during a fiscal quarter and the Borrower's Quarterly Compliance Certificate for the end of such quarter shows the Borrower's Ratio of Consolidated EBITDA to Consolidated Interest Expense to be greater than 8.00 to 1, the applicable LIBOR Based Rate Margin for the next fiscal quarter shall be Level 2. If such covenant calculations remain the same as of the end of such second quarter, the LIBOR Based Rate Margin shall decrease to Level 3. If, however, such certificate shows the ratio to be less than 5.00 to 1, then the LIBOR Based Rate Margin shall return to Level 1 for the third quarter. The Administrative Agent, Lenders and Borrower acknowledge that, on the date hereof, the applicable LIBOR Based Rate Margin is the margin described as Level [3] above, which Level shall remain applicable at all times through the first day of the calendar month immediately following the calendar month in which the Administrative Agent shall have received from the Borrower the Quarterly Compliance Certificate for the quarter ended September 30, 1997 (unless a Default or an Event of Default earlier occurs in which case the LIBOR Based Rate Margin shall be adjusted as set forth above).

                           (ii) Those portions of the Revolving Credit subject
to this option shall be selected and outstanding for either a one (1) month, two
(2) month, three (3) month, or six (6) month (or if available from all of the Lenders, nine (9) month or twelve (12) month) period from the date such LIBOR Based Rate Advance is made or renewed or an Advance is converted to a LIBOR Based Rate Advance ("LIBOR Interest Period") and must be repaid in full on the last day of such applicableInterest shall also be due and payable, for LIBOR Based Rate Advances having a LIBOR Interest Period of three (3) months or greater, on each date occurring at three-month intervals after the first day of such LIBOR Based Rate Advance Period. No LIBOR Interest Period may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request for a new Advance which the Borrower desires to select as a LIBOR Based Rate Advance, the Borrower may convert any Advance to a LIBOR Based Rate Advance or extend a LIBOR Based Rate Advance as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Advance.

                           (iii) No more than ten (10) portions (tranches) of
principal of LIBOR Based Rate Advances may be outstanding at any one time.

                           (iv) The initial LIBOR Interest Period for any
Borrowing of LIBOR Based Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of an Alternate Base Rate Advance) and each LIBOR Interest Period occurring thereafter (including continuations thereof) in respect of such Borrowing shall commence on the date on which the next preceding LIBOR Interest Period expires.

                           (v) If any LIBOR Interest Period relating to a
Borrowing of LIBOR Based Rate Advances begins on a date for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period ends, such LIBOR Interest Period shall end on the last Business Day of such calendar month.

                           (vi) If any LIBOR Interest Period would otherwise
expire on a day which is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; provided that if any LIBOR Interest Period in respect of a LIBOR Based Rate Advance would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the next preceding Business Day.

                  (c) Calculation of Interest Interest shall be calculated on the basis of a 360 day year (or a year of 365 or 366 days, as the case may be, in the case of all Advances based on the Prime Rate) and charged on the actual days elapsed.

                  (d) Failure to Specify Rate All Advances for which an interest rate option is not specifically designated by the Borrower, pursuant to the terms hereof, or not requested in conformity with the terms hereof, shall be Alternate Base Rate Advances.

                  (e) Default Rate After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all Advances may, in the discretion of the Administrative Agent or at the direction of the Majority Lenders, be increased (and shall be automatically so increased if the Event of Default is a payment default) by two (2%) percentage points and may be applied retroactively to the date of the occurrence of such Event of Default. Upon an acceleration of the Obligations by the Administrative Agent and/or the Lenders hereunder, the Administrative Agent may (and shall, at the direction of the Majority Lenders), automatically and without prior notice to the Borrower, convert each LIBOR Based Rate Advance to an Alternate Base Rate Advance. The Administrative Agent will subsequently give notice to the Borrower of such conversion.

                  (f) Continuation of Interest Charges All rates of interest charged on Advances undete provided in this Agreement and be paid even after the occurrence of any Default or Event of Default, or after maturity, acceleration, recovery of judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

                  (g) Applicable Interest Limitations In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the Lenders shall apply and set off such excess interest received by the Lenders against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

         2.6  Fees.

                  (a) (i) So long as the Revolving Credit is outstanding and has not been terminated, the Borrower shall unconditionally pay to the Administrative Agent, for the ratable benefit of the Lenders, a non-refundable fee ("Available Commitment Fee") equal to one quarter of one (.25%) percent per annum of the actual daily unused Available Commitment portion of the Revolving Credit (which shall be calculated as the Available Commitment minus the average aggregate daily outstanding principal balance of Advances during each fiscal quarter) which fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each calendar quarter, beginning in the first calendar quarter after the Closing Date, in each case for the actual number of days elapsed over a 360 day year. Solely for the purposes of calculating the distributive share of the Available Commitment Fee to be remitted to each Lender, the daily unused Available Commitment shall be determined ("Fee Determination") as if no Swing Line Advances were outstanding during such period and the share of such fee owing to the Swing Line Lender shall be reduced to the extent necessary for each Lender (other than the Swing Line Lender) to receive its share of such fee based on such Fee Determination. Each portion of the Reserve Amount which is designated by Borrower, from time to time, to be part of the Available Commitment in accordance with Section 2.1(a)(iii) hereof shall, for the purpose of calculating Available Commitment Fees, be considered part of the Available Commitment retroactively for a period equal to the shorter of (A) ninety (90) days prior to each such designation or (B) the actual number of days elapsed from the Closing Date to the date of such designation.

                           (ii) So long as the Revolving Credit is outstanding
and has not been terminated, the Borrower shall unconditionally pay to the Administrative Agent, for the ratable benefit of the Lenders, a non-refundable fee ("Reserve Amount Fee") the actual daily Reserve Amount, which fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each calendar quarter, beginning in the first calendar quarter after the Closing Date, in each case for the actual number of days elapsed over a 360 day year period.

                  (b) (i) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, non-refundable letter of credit fees equal to (A) one quarter of one (.25%) percent of the face amount of each documentary letter of credit, which shall be computed and paid upon issuance (as a condition of the issuance of each such Letter of Credit) and (B), for each day, the applicable LIBOR Based Rate Margin multiplied by the aggregate undrawn face amount of the outstanding standby letters of credit (collectively, the "L/C Fees") which shall be computed and paid on a quarterly basis, in arrears, on the first day of each calendar quarter, beginning in the first calendar quarter after the Closing Date, in each case for the actual number of days elapsed over a 360 day year.

                           (ii) In addition to the foregoing, the Borrower shall
pay to the Fronting Lender, for its own account, (A) a fee ("Fronting Fee") equal to one eighth of one (1/8%) percent per annum of the aggregate face amount of the outstanding Letters of Credit which shall be computed and paid on a quarterly basis, in arrears, on the first day of each calendar quarter, beginning in the first calendar quarter after the Closing Date, in each case for the actual number of days elapsed over a 360 day year, and (B) customary issuance, amendment, extension, cancellation and administration fees and charges for each Letter of Credit, due and payable upon demand of the Fronting Lender.

                  (c) The Borrower shall pay to the Administrative Agent, for pro rata distribution to each applicable Lender in accordance with the percentage each Lender's Pro Rata Share increases hereunder from that which existed as of the Closing Date hereunder under the Existing Loan Agreement bears to the total increase of all Pro Rata Shares hereunder, a line increase fee equal to $131,250.

         2.7 Prepayments: Advances (except Letters of Credit) may be prepaid at any time and from time to time in whole or in part without premium or penalty, subject to reimbursement of the Lenders' re-deployment costs in the case of prepayments of LIBOR Based Rate Advances in accordance with Section 2.9 below.

         2.8 Use of Proceeds: The proceeds of the Lenders' Advances shall be used by the Borrower solely: (i) to provide Letters of Credit to be used by the Borrower solely in the ordinary course of its business and (ii) for working capital needs and general corporate purposes, including the funding of Permitted Acquisitions, permitted dividends and permitted stock repurchases, not otherwise prohibited under this Agreement.


         2.9 Special Provisions Governing LIBOR Based Rate Advances. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Based Rate Advances as to the matters covered:

                  (a) On the Interest Rate Determination Date the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the LIBOR Based Rate Advances for which an interest rate is then being determined for the applicable LIBOR Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing or by facsimile) to the Borrower and to each Lender.

                  (b) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) or (iii) below, any

Lender, shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

                           (i) at any time that a LIBOR Rate is to be determined
by the Administrative Agent that, by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate;

                           (ii) at any time that such Lender shall incur
increased costs or reductions in the amounts received or receivable hereunder with respect to any Lender or its obligation to make LIBOR Based Rate Advances (which increase in cost or reduction in receivables shall be calculated in accordance with such Lender's reasonable averaging and attribution methods) because of (x) any change since the Closing Date (including changes proposed or published prior to the Closing Date but not reflected in the pricing of the Advances) in any applicable law or governmental (or quasi-governmental or other body or entity accorded the status of a rule or regulation making authority) rule, regulation, guideline or order, whether or not having the force of law, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Restated Revolving Credit Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

                           (iii) at any time that the making or continuance of
any LIBOR Based Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law or governmental (or quasi-governmental or other body or entity accorded the status of a rule or regulation making authority) rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank eurodollar market;

then, and in any such event, the Administrative Agent in the case of clause (i) above or such Lender in the case of clause (ii) or (iii) above shall on such date give notice (by telephone confirmed in writing or by facsimile) to the Borrower of the Advance(s) affected and, in the case of clause (ii) or (iii) to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Based Rate Advances shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the Borrower with respect to the borrowing of or conversion into (including continuance of) LIBOR Based Rate Advances which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender on an after-tax basis for such increased costs or reductions in amounts receivable hereunder (a written certificate signed by an officer of such Lender as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.9(c) as promptly as possible and, in any event, within the time period required under Section 2.9(c) or, if earlier, the time period required by law. All demands for payment hereunder shall be given no more than ninety (90) days after the occurrence of the change in law or other event giving rise to such demand; provided however, that failure to deliver notice on a timely basis shall not constitute a waiver of any Lender's right to receive payment for any costs relating to the 90-day period preceding the date of demand and any costs incurred after the giving of such notice.

                  (c) At any time that any LIBOR Based Rate Advance is affected by the circumstances described in Section 2.9(b)(ii) or (iii), the Borrower may (and in the case of a LIBOR Based Rate Advance affected pursuant to Section 2.9(b)(iii) shall) either (i) if a Notice of Borrowing has been given with respect to the affected LIBOR Based Rate Advance, cancel said Notice of Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing or by facsimile) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.9(b)(ii) or (iii), or (ii) if the affected LIBOR Based Rate Advance is then outstanding, upon at least three (3) Business Days' notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Based Rate Advance into an Alternate Base Rate Advance or prepay such LIBOR Based Rate Advance on the last day of the current LIBOR Interest Period therefor unless earlier payment is required by law; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.9(c); and provided, further, that the Borrower shall compensate any such affected Lenders as set forth in Section 2.9(f).

                  (d) Anything herein to the contrary notwithstanding, if, on any Interest Rate Determination Date, no LIBOR Rate is available by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market or adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and the Advances requested to be made as LIBOR Based Rate Advances shall, subject to the applicable notice requirements, be made as Alternate Base Rate Advances.

                  (e) Each Lender agrees that, as promptly as practicable after it has actual knowledge of the occurrence of any event or the existence of a condition that would cause it to be an affected Lender under Section 2.9(b)(ii) or (iii), it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain the affected LIBOR Based Rate Advances of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Advances pursuant to Section 2.9(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Advances pursuant to Section 2.9(b)(iii) would cease to exist, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Advances through such other lending office would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to promptly pay all reasonable out-of-pocket expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 2.9(e).

                  (f) The Borrower shall compensate each Lender, upon written request by that Lender, for all reasonable losses, expenses and liabilities

(including, without of funds borrowed by it to make or carry its LIBOR Based Rate Advances and any loss sustained by that Lender in connection with re-deployment of such funds (based upon the difference between the amount earned in connection with the re-deployment of such funds and the amount payable by the Borrower if such funds had been borrowed or remained outstanding, but not for loss of profit)) which that Lender may sustain with respect to the Borrower's LIBOR Based Rate Advances: (i) if for any reason attributable to the Borrower, a Borrowing of any LIBOR Based Rate Advance does not occur on a date specified therefor in a Notice of Borrowing, or a telephonic request for borrowing or conversion, or a successive LIBOR Interest Period does not commence after notice therefor is given or is deemed to have been given pursuant to Section 2.4(b) (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to clause
(x) of the last paragraph of Section 2.9(b)); or (ii) if any prepayment or repayment (in accordance with Section 2.7, this Section 2.9, by acceleration or otherwise) or conversion of any of such Lender's LIBOR Based Rate Advances occurs on a date which is not the last day of the LIBOR Interest Period applicable to that Advance; or (iii) if any prepayment or repayment of any such Lender's LIBOR Based Rate Advances is not made on any date specified in a notice of prepayment or repayment given by the Borrower; or (iv) as a consequence of
(x) any other failure by the Borrower to repay such Lender's LIBOR Based Rate Advances when required by the terms of this Agreement or (y) any election made pursuant to Section 2.9(c). Compensation owing under this Section 2.9(f) shall be equal to the amount of interest which would have accrued on the amount of principal prepaid or repaid or converted or not borrowed for the period from the date of such prepayment or repayment or conversion or failure to borrow to the last day of the then current LIBOR Interest Period for the relevant LIBOR Based Rate Advance (or, in the case of a failure to borrow, the LIBOR Interest Period for such LIBOR Based Rate Advance which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such LIBOR Based Rate Advance provided for herein minus any amount such Lender, in good faith and in its sole discretion (absent manifest error), determines is realizable upon the re-deployment of such funds. A certificate signed by an officer of the Lender as to the amount of such losses, expenses and liabilities, showing in reasonable detail the calculation thereof and submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (g) Any Lender may make, carry or transfer LIBOR Based Rate Advances at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that any increased costs associated therewith shall be borne by such Lender except as provided in Section 2.9(e) above.

                  (h) During the continuance of a Default or an Event of Default, the Borrower may not elect to have an Advance made or maintained as, or converted into, a LIBOR Based Rate Advance after the expiration of any LIBOR Interest Period then in effect for that Advance.

                  (i) Calculation of all amounts payable to the Lenders under this Section 2.9 in respect of LIBOR Based Rate Advances shall be made as though the Lender had actually funded its relevant LIBOR Based Rate Advance through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate applicable to such LIBOR Based Rate Advaner of such Eurodollar deposit from an offshore office of the applicable Lender to a domestic office of such Lender in the United States of America; provided, however, that the Lenders may fund each of their LIBOR Based Rate Advances in any manner they deem fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.9.

         2.10 Capital Requirements, Etc. If the adoption or effectiveness after the Closing Date of any applicable law or governmental (or quasi-governmental or other body or entity accorded the status of a rule or regulation making authority) rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's direct or indirect parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including in each case any such change proposed or published prior to the date hereof but not reflected in the pricing of the Advances), has or would have the effect of reducing the rate of return on such Lender's or such Lender's parent's capital or assets as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such Lender's parent could have achieved but for such adoption, effectiveness or change or as a consequence of an increase in the amount of capital required to be maintained by such Lender (including in each case, without limitation, with respect to any Lender's commitment hereunder or any Advance), then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate, on an after-tax basis, such Lender or such Lender's parent, as the case may be, for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although any delay in giving any notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10.

         2.11 Mandatory Prepayments/Commitment Reductions.

                  (a) (i) The Borrower shall immediately prepay the outstanding principal amount of the Advances (exclusive of undrawn Letters of Credit) in accordance with Section 2.3 on any date on which the Outstandings exceed the Facility Limit in effect at such time, in the amount of such excess.

                           (ii)     The Borrower shall immediately prepay to the
Swing Line Lender the outstanding principal amount of the Swing Line Advances on any date on which the aggregate outstanding principal amount of such Swing Line Advances exceed the Swing Line Commitment in effect at such time, in the amount of such excess.

                  (b) Upon any Asset Sale which constitutes an Asset Sale Prepayment Event, and upon the consummation of each subsequent Asset Sale, if any, consummated during the same fiscal year of the Borrower, the Borrower shall pay to the Administrative Agent, an amount in cash equal to the Asset Sale Prepayment Amount calculated as a result of all Asset Sales occurring in such fiscal year less any prepayment(s) made in such fiscal year pursuant to this paragraph, which prepayment shall be applied to, and constitute a prepayment of, the Advances as provided in Section 2.11(e).

                  (c) Immediately upon funds being made available to the Borrower constituting Net Cash Proceeds from Equity Offerings, an amount equal to 50% of such Net Cash Proceeds from Equity Offerings shall be applied to, and shall constitute a prepayment of, the Advances as provided in Section 2.11(e).

                  (d) During the first calendar quarter of each calendar year during the term hereof the Borrower shall cause the outstanding principal balance of Advances (exclusive of undrawn Letters of Credit) under the Revolving Credit to be less than an amount equal to $35,000,000 plus the applicable Adjustment Amount for a consecutive thirty (30) day period in such first calendar quarter ("Reduced Level"). If, as of March 1 of each year the Borrower has not completed its compliance with this covenant for such year, the Borrower shall, on such date, reduce outstanding Advances (exclusive of undrawn Letters of Credit) to the applicable Reduced Level or (if at or below such Reduced Level on suevel for a sufficient number of days to complete its compliance with this covenant for such year.

                  (e) With respect to each prepayment of Advances required by
Section 2.11(a), (b), (c) or (d) other than Alternate Base Rate Advances, the Borrower shall give the Administrative Agent two (2) Business Days notice and may designate the types of Advances and the specific Borrowing or Borrowings which are to be prepaid. In the absence of a designation by the Borrower, the Administrative Agent shall make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest, Expenses, fees and charges before application to principal and shall include amounts payable, if any, under
Section 2.9(f). On the effective date of any such prepayment, the Borrower shall cash collateralize Letters of Credit, on terms and conditions satisfactory to the Administrative Agent, in the amount, if any, by which the amount of such prepayment exceeds the outstanding cash Advances and shall execute such documents, instruments and agreements as the Administrative Agent shall deem necessary to perfect a security interest in such cash collateral.

                  (f) The amount required to be applied in accordance with Sections 2.11(b) or (c) shall permanently reduce the Facility Limit on a dollar-for-dollar basis with such reduction also applying to the Available Commitment and/or the Reserve Amount as designated in writing from the Borrower to the Administrative Agent. A reduction in the Facility Limit shall reduce each Lender's Pro Rata Share in accordance with its respective Pro Rata Percentage.

         2.12 Net Payments. (a) Except as otherwise required by law, all payments made by the Borrower to any Lender or the Administrative Agent under this Agreement and/or any Loan Document shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income, bank shares and franchise taxes imposed by any jurisdiction in which such Lender's principal or lending office is located or in which such Lender is engaged in a trade or business or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender under this Agreement and/or any Loan Document, the Borrower shall timely remit such taxes to the Governmental Authority imposing the same and the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable at the rates or in the amounts specified in this Agreement and/or any Loan Document. Whenever any Tax is payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for its own account or the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. Without prejudice to the foregoing, if any Lender or the Administrative Agent is required to make any payment on account of Taxes, the Borrower will, upon notification by the Lender or the Administrative Agent, promptly indemnify such Person against such Taxes. For purposes of this Section 2.12, the term "Taxes" includes interest, penalties and expenses payable or incurred in connection therewith. A certificate as to any additional ain reasonable detail the calculation thereof, or, alternatively, including a copy of the notice from the taxing jurisdiction notifying the Lender of its liability for Taxes) payable to a Lender under this Section 2.12 submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. The Lender shall submit such certification or otherwise provide written notice to the Borrower within a reasonable period of time after becoming aware of any Taxes for which it is entitled to payments of additional amounts under this Section 2.12.

                  (b) Prior to the date of initial funding by each Lender that is not incorporated under the laws of the United States of America or a state thereof, such Lender will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and/or any Loan Document payable to it, without deduction or withholding of any United States federal income taxes. Each Lender that delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 pursuant to the preceding sentence, and each assignee, undertakes to deliver to the Borrower and the Administrative Agent two copies of the said Form 1001 or 4224, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form previously delivered expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement and/or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred subsequent to the Closing Date and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it. Each such Lender which is not able to provide the applicable form shall advise the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federaltwithstanding any other provision of this Section 2.12, no Lender shall be required to deliver any form pursuant to this Section 2.12 that such Lender is not legally able to deliver.

                  (c) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to this Section 2.12 to any Lender to the extent that such Taxes would not have been payable if such Lender had furnished a form required by Section 2.12(b), unless such failure results from any event subsequent to the date hereof (including without limitation any change in treaty, law or regulation) specified in the second sentence of Section 2.12(b).

SECTION 3.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES.

         3.1 Conditions Precedent to Closing. Closing under this Agreement is subject to the following conditions precedent (all documents, instruments and agreements to be in form and substance satisfactory to the Administrative Agent and the Administrative Agent's counsel):

                  (a) Resolutions, Opinions, and Other Documents. The Borrower shall have delivered to the Administrative Agent the following:

                           (i) this Agreement, the Restated Revolving Credit
Notes, and the Restated Swing Line Note all properly executed;

                           (ii) each of the other Loan Documents to be executed
by the Borrower or by any other Person pursuant to the terms hereof;

                           (iii) Guarantees properly executed by each of the
Guarantors;

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

                           (iv) certified copies of (A) resolutions of the
Borrower's board of directors authorizing the execution of this Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note to be issued hereunder and each of the other Loan Documents, and (B) the Borrower's Articles or Certificate of Incorporation and By-laws;

                           (v) certified copies of (A) resolutions of each
Guarantor's board of directors authorizing the execution of the Guarantees and
(B) each Guarantor's Articles or Certificate of Incorporation and By-laws;

                           (vi) an incumbency certificate for the Borrower
identifying the parties executing this Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note and the other Loan Documents with specimen signatures;

                           (vii) an incumbency certificate for each Guarantor
identifying the parties executing the Guarantees, with specimen signatures;

                           (viii) a written opinion of the Borrower's and
Guarantors' counsel addressed to the Administrative Agent for the benefit of all Lenders;

                           (ix) certification by the chief financial officer or
vice president of finance of the Borrower that there has not occurred any material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and its Subsidiaries taken as a whole, since December 31, 1996 as reflected on the applicable Financial Statements of such entities delivered to the Agents;

                           (x) payment of all fees due on the Closing Date and
Expenses associated with the Revolving Credit;

                           (xi) Uniform Commercial Code, judgment, federal and
state tax lien searches against the Borrower and each of the Guarantors at the Borrower's sole cost and expense, showing that the Property of the Borrower and each Guarantor is not subject to any Liens except for Permitted Liens, together with corporate tax lien search certificates showing no Liens on the Borrower's or any of the Guarantors' Property except for Permitted Liens, and certificates of good standing showing the Borrower and each of the Guarantors to be in good standing in each jurisdiction in which it is qualified to do business (in the case of Cleo, Tennessee only); and

                           (xii) copies of all other documents, instruments,
agreements, opinions and certificates as the Administrative Agent may reasonably request.

                  (b) Absence of Certain Events. As of the Closing Date, (i) no Default or Event of Default hereunder shall have occurred and be continuing and
(ii) there shall not have occurred any event or condition having a Material Adverse Effect with respect to the Borrower since December 31, 1996, as reflected on the applicable Financial Statements delivered to the Agents.

                  (c) Warranties and Representations at Closing. The warranties and representations contained in Section 4 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. The Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof. All warranties and representations contained in this Agreement, unless expressly stated to the contrary, are deemed to have been made to the Administrative Agent and Lenders immediately following completion of Closing hereunder.

                  (d) Compliance with this Agreement. The Borrower shall have performed and complied with all agreements, covenants and conditions contained herein which are required to be performed or complied with by the Borrower before or at the Closing Date, including, without limitation, the provisions of Sections 5, 6 and 7 hereof.

                  (e) Officers' Certificate. The Administrative Agent shall receive a certificate dated the Closing Date and signed by the chief financial officer or vice president of finance of the Borrower certifying that all of the conditions precedent to the Borrowings to occur on the Closing Date have been fulfilled.

                  (f) Indebtedness; Liens, etc. (i) The Borrower and each of the Guarantors shall have received all necessary consents or waivers or shall have amended, supplemented or otherwise modified, repaid, redeemed or defeased its outstanding Indebtedness in a manner and on terms satisfactory to the Administrative Agent such that there exists no default or potential default (including, without limitation, as a result of the consummation of the transactions contemplated by any Borrowing hereunder) with respect to such Indebtedness or under any note, evidence of indebtedness, mortgage, deed of trust, security document or other agreement relating to such Indebtedness and such indentures, notes, evidences of indebtedness, mortgages, deeds of trust or other agreements relating to such Indebtedness shall not contain any restriction on the ability of the Borrower or any of the Guarantors to enter into this Agreement, the Guarantees or the other Loan Documents to which it is entering or the granting of any Lien in favor of the Lenders, nor do such agreements, documents or instruments contain any provision giving rise to the creation of any Lien in favor of any Person as a result of any Borrowing hereunder.

                           (ii) The Administrative Agent and the Lenders
shall be satisfied, in their reasonable discretion, with all Indebtedness of the Borrower and each of the Guarantors, outstanding on the Closing Date and not reflected on the Financial Statements.

                  (g) Consents, etc. All material consents of any Governmental Authority and Third-Party Consents (including, without limitation, all material approvals and consents required in connection with any Environmental Law or other environmental statutes, rules or regulations), if any, in connection with the transactions contemplated by this Agreement and the other Loan Documents (including any consents and approvals that are necessary for the Borrower to borrow and for each of the Guarantors to perform its obligations hereunder and to perform in a full and timely manner all of its obligations under the other Loan Documents) and otherwise referred to herein or therein to be completed on or before the Closing Date, shall have been obtained and delivered to the Administrative Agent, and shall remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Administrative Agent or the Majority Lenders, materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. There shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Advances hereunder.

                  (h) Environmental Review. At or prior to the Closing Date, there shall have been delivered to the Administrative Agent all environmental reports, investigations, studies, audits, assessments or reviews in the possession of the Borrower or any Subsidiary, as set forth in Schedule "3.1(h)" attached hereto and made a part hereof, in relation to the current business or operations of the Borrower or any Subsidiary or any Real Property, Property or facilities now owned, operated, leased or controlled by the Borrower or any of the Subsidiaries which contain information pertaining to any event(s) or condition(s) which have, or to the best of the Borrower's present Knowledge are reasonably likely to cause, a Material Adverse Effect.

                  (i) Compliance with Laws. The Borrower and each of its Subsidiaries shall be in compliance with all applicable statutes, regulations and ordinances of the United States of America and each other country and jurisdiction, and of each state, city, town, municipality, country, and each agency thereof (including, without any limitation, ERISA laws, Environmental Laws and margin regulations), a violation of which would cause a Material Adverse Effect.

         3.2 Closing. Subject to the conditions of this Section 3, the Revolving Credit shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof ("Closing") at the offices of the Borrower's counsel, Morgan, Lewis & Bockius, L.L.P., in Philadelphia, Pennsylvania.

         3.3 Conditions Precedent to all Advances. The obligation of Lenders to make Advances hereunder is subject, at the time of making each such Advance, to the satisfaction of the following conditions precedent (all documents, instruments and agreements to be in form and substance satisfactory to the Administrative Agent and the Administrative Agent's counsel):

                  (a) Agreements Effective. This Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note and each of the other Loan Documents shall be effective;

                  (b) Notice of Borrowing. With respect to any Advance, the Administrative Agent shall have received, in accordance with the provisions of
Section 2.4 hereof, prior to the making of any such Advance, an originally executed Notice of Borrowing signed by an Authorized Officer, in writing, delivered to the Administrative Agent (the furnishing by the Borrower of each such Notice of Borrowing shall be deemed to constitute a representation and warranty of the Borrower to the effect that the other conditions set forth in this Section 3 are satisfied in all material respects as of the date of delivery and will be satisfied on the date such Advances are made).

                  (c) No Default; Representations and Warranties. At the time of the making of each Advance and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents in effect at such time (as amended or modified from time to time, including by the delivery of amendments or supplements (in form, scope and substance satisfactory to the Administrative Agent and the Majority Lenders) to the schedules and exhibits to this Agreement and/or the other Loan Documents) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, unless such representation and warranty expressly indicates that it is being made as of any other specific date, in which case, on and as of such other date.

                  (d) Material Adverse Change, etc. (i) No event or condition shall have occurred or become known or would result from any Borrowing on the date of any such Borrowing and the use of the proceeds therefrom that has resulted or would result, singly or in the aggregate, in a Material Adverse Effect.

                           (ii) There shall not exist any judgment, order,
injunction or other restraint issued or filed prohibiting, limiting or otherwise adversely affecting the making of any Advances hereunder.

                  (e) Fees The Borrower shall have paid to the Administrative Agent, the Lenders and the Fronting Lender, all fees payable to the

Administrative Agent, the Lenders and/or the Fronting Lender to the extent due hereunder and all costs and Expenses (including legal fees and expenses) payable to the Administrative Agent, the Lenders and/or the Fronting Lender hereunder.

                  (f) Litigation. There shall be no Proceeding pending or, to the best of Borrower's Knowledge, threatened with respect to the Borrower or any of its Subsidiaries or any Property of any such Person that, in the reasonable judgment of the Administrative Agent, would, singly or in the aggregate, have a Material Adverse Effect. No injunction or other restraining order to be issued shall be pending or noticed with respect to any Proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                  (g) Margin Rules. Neither the making of any Advance nor the use of the proceeds therefrom will violate the provisions of Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or the provisions of Section 7 of the Exchange Act.

                  The acceptance of the proceeds of each Borrowing of Advances shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in Section 3 and in any other provision of this Agreement or any of the other Loan Documents have been satisfied or waived.

         3.4 Waiver of Rights. By completing the Closing hereunder or by making Advances hereunder, the Administrative Agent does not thereby waive a breach of any warranty or representation made by the Borrower hereunder or in any agreement, document, or instrument delivered to the Administrative Agent or otherwise referred to herein, and all of the Administrative Agent's claims and rights resulting from any breach or misrepresentation by the Borrower are specifically reserved by the Administrative Agent.

         3.5 Delivery of Documents. All of the certificates and other agreements, documents, instruments and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Administrative Agent at its office (or such other location as may be specified by the Administrative Agent) for the account of each of the Lenders and in sufficient counterparts for each of the Lenders (and Administrative Agent shall furnish such counterparts to the Lenders).

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

         To induce the Lenders to make the Advances under the Revolving Credit to the Borrower, the Borrower warrants and represents to the Administrative Agent and Lenders that:

         4.1 Corporate Organization and Validity.

                  (a) The Borrower and its domestic Subsidiaries are corporations duly organized and validly existing under the laws of their respective states (or countries or other jurisdictions, as applicable) of incorporation, are duly qualified, are validly existing and in good standing and have lawful power and authority to engage in the business each conducts in each state and each foreign country where the nature and extent of their businesses require qualification, except when the failure to so qualify would not have a Material Adverse Effect.

                  (b) The making and performance of this Agreement and the other Loan Documents does not violate any law, government rule or regulation, court or administrative order or other such order having the effect of law, or the charter, minutes or bylaw provisions of the Borrower or any of the Guarantors or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which any such Person is a party, or by which any such Person or its Property is bound. Neither the Borrower nor any of the Guarantors is in violation of any term of any agreement or instrument to which any such Person is a party or by which it or its Property may be bound or of its charter, minutes or its bylaws, which violation has had a Material Adverse Effect.

                  (c) The Borrower and each of the Guarantors has all requisite corporate power and authority to enter into and perform under this Agreement and each of the Loan Documents (as applicable) and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents (as applicable).

                  (d) This Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note, the Guarantees and all of the other Loan Documents, when delivered, will be valid and binding upon the Borrower and the Guarantors (as applicable) and enforceable in accordance with their respective terms.

         4.2 Places of Business. As of the Closing Date, the only places of business of the Borrower and the Guarantors and the places where each keeps and intends to keep its Property and records concerning its Property, are at the addresses listed in Schedule "4.2" attached hereto and made part hereof.

         4.3 Pending Litigation. There are no judgments or judicial or administrative orders against or binding upon the Borrower or any of its Subsidiaries, proceedings or investigations (civil or criminal) pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which would cause a Material Adverse Effect, except as shown in Schedule"4.3" attached hereto and made part hereof. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order of any court, Governmental Authority, regulatory agency or arbitration board or tribunal which would cause a Material Adverse Effect.

         4.4 Title to Properties. The Borrower and each of its domestic Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it respectively purports to own, free from Liens and free from the claims of any other Person, except for those Liens set forth on Schedule "4.4" attached hereto and made part hereof and for other Permitted Liens.

         4.5 Governmental Consent: Neither the nature of the Borrower or any of its Subsidiaries' respective businesses or Property, nor any relationship between such entities and any other Person, nor any circumstance affecting any such entities in connection with the issuance or delivery of this Agreement, the Restated Revolving Credit Notes, the Restated Swing Line Note, the Guarantees or the other Loan Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of any such party in conjunction with the execution and delivery of this Agreement or the issuance or delivery of the Restated Revolving Credit Notes, the Restated Swing Line Note, the Guarantees, or the other Loan Documents, other than such of the foregoing as have been obtained or made.

         4.6 Taxes. All tax returns required to be filed (except for those tax returns which, if not filed, would not have a Material Adverse Effect) by the Borrower and each of its Subsidiaries in any jurisdiction, have in fact been filed or extensions have been obtained, and all taxes, assessments, fees and other governmental charges upon any such Person, or upon any of such Person's respective Property, income or franchises, which are due and payable, have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained pursuant to GAAP and except for those taxes which, if not paid, would not cause a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is aware of any proposed additional tax assessment or tax to be assessed against or applicable to such Person (except for those tax assessments which would not cause a Material Adverse Effect).

         4.7 Financial Statements. The Financial Statements (complete copies of which have been delivered to the Administrative Agent for distribution to the Lenders), were prepared in accordance with GAAP (excluding footnotes for unaudited statements) are complete in all material respects and present fairly the financial position of the Borrower and its Subsidiaries as of such dates and the results of their operations for such periods provided, however, that interim financial statements are subject to normal year end audit adjustments. The fiscal year for the Borrower and each of its Subsidiaries ends on December 31.

         4.8 Full Disclosure. Neither the Financial Statements nor any written statement furnished by, or on behalf of, the Borrower to the Administrative Agent and/or Lenders in connection with the Revolving Credit contained in any Financial Statements or documents, instruments, agreements or certificates relating to the Borrower and its Subsidiaries contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Administrative Agent in writing, which would cause a Material Adverse Effect. The projections and pro forma financial information contained in any materials provided by the Borrower to the Agents or any Lender are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         4.9 Subsidiaries. Other than the parties listed on Schedule "4.9" attached hereto, the Borrower has, as of the Closing Date, no actively operating Subsidiaries. The jurisdiction of incorporation of each of such Subsidiaries is also set forth on Schedule "4.9".

         4.10 Guarantees, Indebtedness, etc.

                  (a) As of the Closing Date, neither the Borrower nor any of the Guarantors owns or holds equity (excepting the stock of its Subsidiaries) or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any out-standing borrowings from, any Person, which, in the case of any such equity, investment, advance, guarantee or borrowing, involves the expenditure of money or incurrence of an obligation, as the case may be, of at least $1,000,000 except as described in Schedule "4.10", attached hereto and made part hereof.

                  (b) Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which would cause a Material Adverse Effect.

                  (c) Except as otherwise specifically provided in this Agreement, neither the Borrower nor any of its Subsidiaries has agreed or consented to cause or permit any of its Property, whether now owned or hereafter acquired, to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

         4.11     Government Regulations, etc.

                  (a) Assuming each of the Lenders is acquiring its Note or Notes hereunder and its interests hereunder for its own account, for investment and not with a view toward distribution, nor with the assets of any Employee Benefit Plan subject to Part 4, Title I of ERISA, the use of the proceeds of, and the Borrower's issuance of the Restated Revolving Credit Notes and the Restated Swing Line Note, will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase any "margin security" within the meaning of said Regulations, except in conformity with said Regulations.

                  (b) The Borrower and each of the Guarantors has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, except for those which, if not obtained, would not cause a Material Adverse Effect.

                  (c) Assuming none of the Lenders is acquiring its Note or Notes hereunder or its interests hereunder with the assets of any employee benefit plan subject to Part 4, Title I of ERISA, as of the date hereof, no employee benefit plan, as defined in Section 3(2) of ERISA, (other than a multi-employer plan described in Section 3(37) of ERISA) ("Employee Benefit Plan") maintained by the Borrower or any of its Subsidiaries, or under which any such Person could have any liability under ERISA or the Internal Revenue Code
(i) has failed to meet the minimum funding standards established in Section 302 of ERISA for which such Person continues to be liable, (ii) except as set forth on Schedule "4.11(c)", has failed to comply, in any material respect, with any applicable requirement of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder for which it continues to be responsible, or (iii) has, to its knowledge, engaged in or been involved in a Prohibited Transaction (as defined in ERISA or the Internal Revenue Code) under ERISA or the Internal Revenue Code, except to the extent that a failure to comply with the foregoing would not present a reasonable likelihood of having a Material Adverse Effect. Except set forth on Schedule 4.11(c) attached hereto and made a part hereof, no Employee Benefit Plan maintained by the Borrower or any of its Subsidiaries has been terminated within the one (1) year period prior to the date hereof. Neither the Borrower nor any of its Subsidiaries has assumed, or received notice of a claim asserted against such Person, withdrawal liability (as defined in the Multi-employer Pension Plan Amendments Act of 1980, as amended) with respect to any multi-employer pension plan in which it participates. Other than as shown on Schedule 4.11(c), neither the Borrower noember of any Controlled Group (as defined in Sections 414(b),(c),(m) and (o) of the Internal Revenue Code and Section 4001(a)(14) of ERISA). The Borrower and each of its Subsidiaries has timely made all contributions when due with respect to any multi-employer pension plan in which it participates and no event has occurred triggering a claim against such Person for withdrawal liability with respect to any multi-employer pension plan in which such Person participates.

                  (d) Neither the Borrower nor any of the Guarantors is in violation of any applicable statute, regulation or ordinance of the United States of America or any other country or jurisdiction, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, (including without limitation, Environmental Laws and regulations), a violation of which would cause a Material Adverse Effect.

                  (e) The Borrower and all of the Guarantors are current with all reports and documents required to be filed with any state or federal securities commission or similar agency, if any, and are in full compliance in all material respects with all applicable rules and regulations of such commissions.

                  (f) Neither the Borrower nor any of the Guarantors are, or will be after giving effect to the transactions contemplated hereby, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated by this Agreement or any other Loan Document.

                  (g) Neither the Borrower, nor any of its Subsidiaries is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.12 Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Property or operations of the Borrower or any of the Guarantors have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Persons. To the best of the Borrower's Knowledge, as of the Closing Date, except as set forth on Schedule "4.12" attached hereto and made part hereof, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by the Borrower or any of the Guarantors.

         4.13 Names.

                  (a) Within five (5) years prior to the Closing Date, neither the Borrower nor any of the Guarantors has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule "4.13(a)", attached hereto and made part hereof. As of the Closing Date, the Borrower and its domestic Subsidiaries are, respectively, the sole owners of each of their names listed on such Schedule "4.13(a)" and any and all business done and all invoices issued in such trade names are the applicable party's sales, business and invoices. As of the Closing Date, each trade name of the Borrower and the Guarantors represents a division or trading style of such entities and not a separate corporate subsidiary, affiliated, or independent entity.

                  (b) As of the Closing Date, all federally registered trademarks, patents or copyrights of the Borrower and the Guarantors are listed on Schedule "4.13(b)" attached hereto and made part hereof. Schedule "4.13(b)" shall also list all agreements for the license to use third party-owned trademarks, patents and copyrights. The appropriate entity identified on such Schedule "4.13(b)" is the sole owner of such Property except to the extent any other Person has or claims rights in such Property as also described on such Schedule "4.13(b)." To the best of the Borrower's Knowledge, neither the Borrower nor any of the Guarantors are in violation in any material respect of any intellectual property rights of any other Person with respect to such Property.

         4.14 Other Associations. As of the Closing Date, neither the Borrower nor any of the Guarantors is engaged in any joint venture or partnership with any other Person except as described on Schedule "4.14" attached hereto and made part hereof.

         4.15 Environmental Matters. Except as disclosed on Schedule "4.15" attached hereto and made part hereof, or as would not have, singly or in the aggregate, a Material Adverse Effect:

                  (a) The Borrower and each of its Subsidiaries has obtained all permits, licenses and other authorizations (collectively "Environmental

Authorizations") that are required with respect to the use, ownership and operation of their business, Real Property and other Property under any Environmental Law and each such Environmental Authorization is in full force and effect.

                  (b) The Borrower and each of its Subsidiaries is in compliance with all terms and conditions of the Environmental Authorizations specified in
Section 4.15(a) above, and is also in compliance with, and not subject to liability under, any Environmental Law applicable to it and its respective businesses, operations, Real Property and other Property.

                  (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, written notice or demand letter or request for information pending or, to the knowledge of the Borrower, are any such actions or any investigations threatened against the Borrower or any of its Subsidiaries under any Environmental Law.

                  (d) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or current plans which could reasonably be expected to materially interfere with or prevent compliance by the Borrower or any of its Subsidiaries with any Environmental Law, or which could reasonably be expected to give rise to any liability under any Environmental Law, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or similar applicable state, local or foreign laws for response or corrective action, or which could reasonably be expected to form the basis of any suit, proceeding, hearing, notice of violation, or notice of potential liability or responsibility, based on or primarily related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the arrangement for treatment or disposal or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

                  (e) Neither the Borrower nor any of its Subsidiaries has received written notice that it has been identified as a potentially responsible party or any request for information under CERCLA or any comparable state law, nor has any such Person received any written notification that any Hazardous Materials that it or any of its respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport or treatment of, or arranged for disposal or treatment of, has been found at any site at which any Governmental Authority or private party is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law.

                  (f) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment) of Hazardous Materials by the Borrower or any of its Subsidiaries or to the Borrower's knowledge after due inquiry, any of their respective predecessors in interest, at, on, upon, under, into or from any of the Real Properties. To the knowledge of the Borrower, there have been no such releases at, on, upon, under, from or into any real property in the vicinity of any of the Real Properties that, through soil, air, surface water or groundwater migration or contamination, has become located on, in or under such Real Properties.

                  (g) There is no friable asbestos or friable asbestos-containing material in, on, or at any of the Real Properties or any facility or equipment owned or operated by the Borrower or any of its Subsidiaries.

                  (h) No Real Property of the Borrower or any of its Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any Governmental Authority.

                  (i) No regulated underground storage tanks or related piping are located at, under or on the Real Property, or, to the best of the Borrower's Knowledge, located in the vicinity of such Real Property.

                  (j) Except as listed on Schedule "3.1(h)" attached hereto, no environmental reports, investigations, studies, audits, assessments or reviews in the possession of the Borrower or any Subsidiary with respect to the current business or operations of the Borrower or any Subsidiary or any Real Property or other Property or facility now owned, operated, leased or controlled by the Borrower or any Subsidiary contain information pertaining to any event(s) or condition(s) which have or, to the best of the Borrower's present Knowledge, are reasonably likely to cause a Material Adverse Effect. No environmental reports, investigations, studies, audits, assessments or reviews in the possession of the Borrower or any Subsidiary with respect to the current or prior business or Property of the Borrower or any Subsidiary or any Real Property or other Property or facility now, or to the best of Borrower's Knowledge, previously owned, leased, operated or controlled by the Borrower or any Subsidiary, contain information pertaining to events or conditions which would be, or otherwise are, reasonably likely to have or cause a Material Adverse Effect.

                  (k) No Lien has been recorded under any Environmental Law with respect to any facility, inventory, Real Property or other Property presently owned, operated, leased or controlled by the Borrower or any of its Subsidiaries.

         4.16 Regulation O. No director, executive officer or principal shareholder of the Borrower is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         4.17 Capital Stock. The authorized and outstanding capital stock of the Borrower and each of the Guarantors is, as of the Closing Date, as set forth on Schedule "4.17" attached hereto and made part hereof. All of the capital stock of each such Person has been duly and validly authorized and, to the extent outstanding, is issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. As of the Closing Date hereof, except for the rights and obligations set forth in Schedule "4.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which the Borrower or any of the Guarantors or any of their respective shareholders are bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of capital stock of such parties. As of the Closing Date hereof, neither the Borrower nor any of the Guarantors has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares except as shown on Schedule "4.17".

         4.18 Solvency. After giving effect to the creation of the Revolving Credit and the transactions described herein and therein, the Borrower and its



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

Subsidiaries, on a consolidated basis, are solvent, are able to pay their respective debts as they become due and have capital sufficient to carry on their respective business and all businesses in which any such Persons are about to engage, and now own Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay such entity's debts. After giving effect to the creation of the Revolving Credit and the transactions described herein and therein, the Borrower and its Subsidiaries, on a consolidated basis, will not be rendered insolvent by the execution and delivery of this Agreement or any of the other agreements, documents or instruments executed in connection with this Agreement (including, without limitation, the Guarantees) or by the transactions contemplated hereunder or thereunder.

         4.19 Interrelatedness of the Borrower and the Guarantors. The business operations of the Borrower and the Guarantors are related and have a common business purpose. To permit their uninterrupted and continuous operations, such companies now require and will from time to time hereafter require funds for general business purposes. The proceeds of Advances under the Revolving Credit will directly or indirectly benefit the Borrower and each of the Guarantors severally and jointly, regardless of which entity requests or receives part or all of the proceeds of such Advances from the Borrower.

SECTION 5.  AFFIRMATIVE COVENANTS.

         The Borrower covenants that until all of the Borrower's Obligations to Lenders and the Administrative Agent hereunder are paid and satisfied in full and the Revolving Credit has been terminated (it being understood that the Borrower shall cause each of its Subsidiaries (or, as the case may be, the Guarantors) to observe and comply in a timely manner with each provision of the covenants in this Section 5 to the extent applicable to such Subsidiary (or, as the case may be, such Guarantor)):

         5.1 Payment of Taxes and Claims. The Borrower shall, and shall cause each of its Subsidiaries to, pay, before they become delinquent,

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or upon any such party's Property, and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by such party, and if such party shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien has been entered and such party's title to, and its right to use, its Property are not materially adversely affected thereby.

         5.2 Maintenance of Properties and Corporate Existence.

                  (a) Property - The Borrower shall, and shall cause each of the Guarantors to, maintain its Property in good condition (normal wear and tear and fire and other insured casualty excepted) and make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by such parties.

                  (b) Property Insurance - The Borrower shall, and shall cause each of the Guarantors to, maintain and deliver to the Administrative Agent, upon the Administrative Agent's request, evidence of business interruption insurance and insurance on all insurable tangible Property against fire, flood, casualty and such other hazards as may be reasonably acceptable to the Administrative Agent in such amounts, with such deductibles and with such insurers as are customary for companies in the same or similar business located in the same or similar area.

                  (c) General and Products Liability Insurance - The Borrower shall, and shall cause each of the Guarantors to, maintain general liability and products liability insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area and shall deliver to the Administrative Agent upon the Administrative Agent's request, evidence of such insurance.

                  (d) Financial Records - The Borrower shall, and shall cause each of the Guarantors to, keep in all material respects current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. The Borrower and each of the Guarantors shall not change their respective fiscal year end dates without the prior written consent of the Administrative Agent.

                  (e) Corporate Existence and Rights - Except for mergers, consolidations and liquidations permitted under this Agreement, the Borrower shall, and shall cause each of the Guarantors to, do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises unless Borrower's failure to do so would not have a Material Adverse Effect.

                  (f) Compliance with Law - The Borrower shall, and shall cause each of the Guarantors to, comply with all laws, ordinances, governmental rules and regulations to which it is subject, and will obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, a violation of which or failure to obtain would have a Material Adverse Effect.

         5.3 Litigation. The Borrower shall, and shall cause each of its Subsidiaries to, give immediate notice to the Administrative Agent of any litigation or governmental investigation affecting the Borrower or any of its Subsidiaries except for litigation with potential liability to any such party of less than $5,000,000 or litigation which is fully covered by insurance (exclusive of a deductible not to exceed $5,000,000).

         5.4 Issue Taxes. The Borrower shall, and shall cause each of the Guarantors to, pay all taxes (other than bank shares taxes and taxes based upon or measured by any Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Restated Revolving Credit Notes, the Restated Swing Line Note and the Guarantees (as applicable). The obligations of each such party hereunder shall survive the payment of such party's Obligations hereunder and the termination of this Agreement.

         5.5 Lender Accounts. The Borrower shall maintain its major depository and disbursement accounts with the Administrative Agent.

         5.6 Employee Benefit Plans. The Borrower shall, and shall cause each of its Subsidiaries to, (a) fund all of its Employee Benefit Plans in a manner that will satisfy the minimum funding standards of Section 302 of ERISA (unless failure to do the same would not have a Material Adverse Effect) and will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish the Administrative Agent, promptly after the filing of the same, with copies of all reports (with all attachments thereto) required, by statute, regulation, administrative consent or order or similar written understanding, to be filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Employee Benefit Plan(s) to the extent such reports contain information pertaining to events or conditions which would be, or otherwise are, reasonably likely to have a Material Adverse Effect, or reports which any such party, or any member of a Controlled Group of which the Borrower or any of its Subsidiaries has knowledge (with respect to any assertions of termination liability under Title IV of ERISA or, withdrawal liability, as defined in ERISA), may receive from the United States Department of Labor, the IRS or the PBGC, with respect to any such Employee Benefit Plan(s), and (c) promptly advise the Administrative Agent of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) which requires the giving of notice to the PBGC or any Prohibited Transaction, of which the Borrower or any of its Subsidiaries has knowledge, with respect to any such Employee Benefit Plan(s) and the action which such party proposes to take with respect thereto. The Borrower and each of its Subsidiaries will make all contributions when due with respect to any multi-employer pension plan in which it participates and will promptly advise the Administrative Agent (i) upon its receipt of notice of the assertion against such party of a claim for wity, (ii) upon the Borrower's knowledge of the occurrence of any event which would trigger the assertion of a claim for withdrawal liability against the Borrower or any of its Subsidiaries, or (iii) upon the Borrower's knowledge of the occurrence of any event which, to the best of the Borrower's Knowledge, would, after the date hereof, place the Borrower or any of its Subsidiaries in a Controlled Group (other than as shown on Schedule "4.11(c)" hereto) as a result of which any member (including such party) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

         5.7 Financial and Business Information. The Borrower shall deliver to the Administrative Agent and to each of the Lenders the following:

                  (a) Financial Statements and Covenant Reports Such data, reports, statements and information, financial or otherwise, as the Administrative Agent may reasonably request (except for information for which an attorney/client privilege has been reasonably claimed or asserted by the Borrower) with sufficient copies for all Lenders, including, without limitation:

                           (i)  within forty-five (45) days after the end of
each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated statement of operations of the Borrower and its Subsidiaries for such quarter and for the expired portion of the fiscal year ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding period of the previous fiscal year, all on a consolidated and consolidating basis, in reasonable detail and certified by the chief financial officer or vice president of finance of the Borrower to have been prepared in accordance with GAAP (without footnotes);

                           (ii) within one hundred twenty (120) days after
the end of each fiscal year of the Borrower, the consolidated statement of operations of the Borrower for such year, the balance sheet of the Borrower as at the end of such fiscal year and a statement of cash flows for such fiscal year, all on a consolidated and consolidating basis (statement of cash flows to be consolidated only), setting forth in each case in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, audited and certified without qualifications, except those which are acceptable to the Administrative Agent, (as to the consolidated statements) by independent public accountants of recognized standing, selected by the Borrower and satisfactory to the Administrative Agent, to have been prepared in accordance with GAAP, and such independent public accountants shall also certify without qualifications except those which are acceptable to the Administrative Agent that in making the examinations necessary to their certification mentioned above they have reviewed the terms of this Agreement and the accounts and conditions of the Borrower during the accounting period covered by the certificate and that such review did not disclose the existence of any condition or event which constitutes an Event of Default (or if such conditions or events existed, describing them); and

                           (iii) by March 1 of each year an internally
prepared budget of projected expenses and revenues for such fiscal year.

                  (b) Notice of Event of Default Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking (and proposes to take) with respect thereto;

                  (c) Notice of Claimed Default Immediately upon receipt by the Borrower or any of its Subsidiaries of a notice of default, oral or written, given to such party by any creditor for borrowed money or holding Indebtedness of such party which has an outstanding principal balance in excess of $1,000,000, a copy of such notice (or a written explanation, if given orally) along with an explanation of what action the Borrower is taking (and proposes to take) with respect thereto;

                  (d) Securities and Other Reports If any Subsidiary of the Borrower becomes a publicly traded company, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by such party to stockholders generally, and a copy of each regular or periodic report, and any registration statement, or prospectus or any other document in respect thereof filed by such party with any securities exchange or with all federal or state securities and exchange commissions or any successor agency. In addition to the foregoing, the Borrower shall, promptly upon its becoming available, deliver to the Administrative Agent one copy of each regular or periodic report and any registration statement or prospectus and any other document filed by the Borrower with any securities exchange or with all federal or state securities and exchange commissions or any successor agency.

         5.8 Officers' Certificates. Along with the set of financial statements delivered to the Administrative Agent at the end of each calendar quarter and fiscal year pursuant to Section 5.7(a) hereof, the Borrower shall deliver to the Administrative Agent a certificate (in the form of Exhibit 5.8 attached hereto and made a part hereof) ("Quarterly Compliance Certificate") from the chief financial officer or vice president of finance of the Borrower (and as to certificates accompanying the annual statements of the Borrower, also certified by the Borrower's independent certified public accountant) in form and substance satisfactory to the Administrative Agent setting forth, to the best of such officer's knowledge after due investigation:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Borrower is in compliance with the requirements of Sections 5, 6 and 7, as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 5.8; and

                  (b) Event of Default - that the signer has reviewed the relevant terms of this Agreement and has made (or caused to be made under his supervision) a review of the transactions and conditions of the Borrower from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto.

         5.9 Inspection. So long as the Borrower is indebted to Lenders, and subject in all events to the provisions of Section 10.24 hereof, the Borrower and each of the Guarantors will, on not less than twenty-four (24) hours prior notice, permit any of the Administrative Agent's officers or other representatives (at its own expense, prior to the occurrence of an Event of Default) to visit and inspect during business hours any of the locations of the Borrower and each of the Guarantors, to examine and audit all of such parties' books of account, records, reports and other papers (to the extent not subject to an attorney-client privilege), to make copies and extracts therefrom and to discuss such parties' affairs, finances and accounts with its officers, employees and independent certified public accountants. Representatives of each Lender may accompany the Administrative Agent during each such inspection and visit. Representatives of any Lender may visit with executive officers of the Borrower as they may mutually agree.

         5.10 Tax Returns and Reports. Subject to Section 10.24 hereof, at the Administrative Agent's request from time to time, the Borrower and each of the Guarantors shall immediately furnish the Administrative Agent with copies of the annual federal and state income tax returns of each such party for such years such parties have not been audited and may be subject to audit. The Lenders and the Administrative Agent shall not disclose any such returns or other written financial information to any third party (except as permitted in Section 5.11 hereof) without the prior written consent of the Borrower, or unless required by law or so compelled by order of a court of competent jurisdiction. The Borrower further agrees that if requested by the Administrative Agent, it shall immediately furnish the Administrative Agent with copies of all reports filed with any Governmental Authority or agency, board or commission and shall supply such information with respect to each of the Guarantors which becomes a publicly traded company.

         5.11 Information to Participants and Assignees. Subject to Section
10.24 hereof, the Administrative Agent, the Syndication Agent and each Lender may divulge to any actual or prospective participant, assignee or co-lender it may obtain with respect to the Revolving Credit, or any portion thereof, all information, and furnish to such Person copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any of the other Loan Documents. The Agents and the Lenders shall not divulge the contents of any written financial information to any other Person other than as set forth above without the prior written consent of the Borrower, or unless required by law or so compelled by an order of a court of competent jurisdiction.

         5.12 Material Adverse Developments. The Borrower agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business (excluding matters of a general economic, financial or political nature) which materially and adversely affects its, or any of its Subsidiaries' Property, businesses, prospects, or financial condition, in all cases taken as a whole on a consolidated basis, or such parties' ability to perform under this Agreement or any of the other Loan Documents (as applicable), it shall give to the Administrative Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to the Administrative Agent on the same day such verbal communication is made.

         5.13 Additional Parties. In the event that any Person becomes a First Tier Subsidiary of the Borrower after the Closing Date (each such First Tier

Subsidiary referred to herein as an "Additional Party" and collectively as the "Additional Parties"), then, promptly after such Person becomes a First Tier Subsidiary of the Borrower (but in any event prior to any capitalization (other than de minimis capitalization) of, or contribution of assets to, such First Tier Subsidiary by the Borrower), the Borrower shall cause such First Tier Subsidiary to execute and deliver all such agreements, guarantees, suretyship agreements, documents and certificates (including any amendments to the Loan Documents) and do such other acts and things as the Administrative Agent may reasonably request in order to have such Subsidiary guarantee and act as surety for the Obligations and effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, in such event, such Additional Party shall execute and deliver to the Administrative Agent a Guarantee (upon the execution of which, such Additional Party shall become a Guarantor for all of the Obligations and for all purposes hereunder and under the other Loan Documents).

         5.14 Performance of Obligations. The Borrower shall, and shall cause each of the Guarantors to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and any material contract by which it is bound or to which it is a party, except where such nonperformance would not, singly or in the aggregate, have a Material Adverse Effect.

         5.15 Further Assurances. At any time and from time to time upon the reasonable request of the Administrative Agent, the Borrower shall, and shall cause each of the Guarantors to, execute and deliver such further documents, instruments and agreements, and do such other acts and things as the Administrative Agent may reasonably request, in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

         5.16 Evidence of Intercompany Indebtedness. All Indebtedness owing at any time and from time to time from the Borrower to any of its Subsidiaries or any of the Borrower's Subsidiaries to the Borrower, or to any other such Subsidiary shall be evidenced by a master promissory note or notes ("Intercompany Notes"), in form and substance satisfactory to the Administrative Agent. All Intercompany Notes, in the case of any such existing Indebtedness, shall have been executed, or shall contemporaneously herewith be executed by the applicable obligor(s). True and correct copies of all Intercompany Notes (including all amendments, replacements and additions executed from time to time) shall be delivered to the Administrative Agent promptly upon execution thereof accompanied by a certificate executed by an Authorized Officer of the Borrower to the effect that such copies are true and correct copies of the original instruments and that all such intercompany Indebtedness is then evidenced by such Intercompany Notes.

SECTION 6.  NEGATIVE COVENANTS.

         The Borrower covenants that until all of the Borrower's Obligations hereunder to the Lenders are paid and satisfied in full and the Revolving Credit has been terminated that (it being understood that the Borrower shall cause each of its Subsidiaries (or, as the case may be, the Guarantors) to observe and comply in a timely manner with each provision of the covenants in this Section 6 to the extent applicable to such Subsidiary (or, as the case may be, such Guarantor)):

         6.1 Mergers. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, merge or consolidate or otherwise combine with or into any other Person other than the merger of a Subsidiary of Borrower into a Guarantor (or into another Person which thereby becomes a Guarantor to the extent such merger is consummated contemporaneously with and as part of a transaction permitted under Section 6.2 below) or into the Borrower, or commence a dissolution or liquidation other than a liquidation or dissolution of a Guarantor pursuant to which all Property thereof is directly and promptly transferred into the Borrower or another Guarantor.

         6.2 Acquisitions. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, acquire all or a material portion of the stock, securities or other Property of any nature (other than inventory or supplies purchased in the ordinary course of business of the purchaser) of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction, provided, however, that the Borrower and the Guarantors may consummate any such transaction (a "Permitted Acquisition") only if: (i) no Default or Event of Default hereunder has occurred and is outstanding or would otherwise be caused by, or would exist after giving effect to, the consummation of such acquisition; (ii) the aggregate consideration (exclusive of the working capital needs of the acquired entity) for all such acquisitions in a given year (excluding in the case of 1997, the consideration for the acquisition of Color Clings, Inc.) shall not exceed an amount (the "Acquisition Amount") equal to thirty (30%) percent of the prior year-end Consolidated Net Worth, with a carryover only into the following year, commencing with a carryover from 1997 to 1998, of fifty (50%) percent of the previous year's unused Acquisition Amount, exclusive of any carryover amount from a previous year, (for purposes of calculating the amount to be carried into any other year, the amount of acquisitions in any year shall first be counted against the Acquisition Amount (exclusive of any carryover amount from the previous year)); (iii) the aggregate consideration in all acquisitions following the Closing Date until termination of the Revolving Credit shall not exceed forty (40%) percent of the Consolidated Net Worth as of the end of the year immediately preceding the year of determination, (iv) the acquiring Person must acquire, in the case of a stock acquisition, at least 80% of the issued and outstanding capital stock of the Person being acquired (provided, however, that if the acquiring Person acquires less than 100% of the issued and outstanding capital stock of the acquired Person, the owners of the unacquired shares must be bound by a shareholders' agreement reasonably satisfactory to the Administrative Agent which shall include, at a minimum, "drag along" rights in respect of such minority shares);
(v) the Borrower and the Guarantors shallingent liabilities which would cause, or be reasonably likely to cause, a Material Adverse Effect, (vi) the business of the acquired entity shall be generally similar to the lines of business of the Borrower and the Guarantors; (vii) any Person acquired by the Borrower (and becoming a First Tier Subsidiary of the Borrower) shall unconditionally guarantee and become surety for all of the Borrower's Obligations on terms and conditions satisfactory to the Administrative Agent; (viii) the Administrative Agent shall have received a satisfactory certificate (substantially in the form of Exhibit 6.2 attached hereto and made part hereof) prepared and signed by the chief financial officer or vice president of finance of the Borrower showing the cost of acquiring the applicable Person exclusive of amounts attributable to the working capital requirements of such Person and (after taking into effect the proposed acquisition) pro forma covenant compliance with the financial covenants set forth in Section 7 herein immediately following the applicable acquisition and projected compliance with such covenants for no fewer than the next four (4) succeeding fiscal quarters of the Borrower, setting forth in reasonable detail the calculations used in presenting such costs and projections and with such supporting information as may be reasonably requested by the Administrative Agent; and (ix) the Administrative Agent shall have received a satisfactory officer's certificate from an Authorized Officer of the Borrower to the effect that the conditions set forth in clauses (i)-(viii) have been satisfied as of the date of the acquisition.

         6.3 Liens and Encumbrances. (a) The Borrower shall not, nor shall it cause or permit any of the Guarantors to: (i) execute a negative pledge agreement with any Person covering any of its Property, or (ii) create or cause or authorize or agree or consent to cause or permit, assume or suffer to exist or remain in effect (upon the happening of a contingency or otherwise), its Property, whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for the following ("Permitted Liens"):

                  (1) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like Persons, or Liens evidencing consignment or bailment arrangements with the Borrower or any of the Guarantors as consignee or bailee, provided the payment thereof is not at the time required by Section 5.1;

                  (2) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws and in connection with leases or trade contracts;

                  (3) Purchase money security interests (attaching solely to the fixed asset purchased and securing only the obligation incurred to finance such purchase) from the Borrower or any of the Guarantors to Persons providing financing for permitted Consolidated Capital Expenditures provided that each such financing obligation incurred by the Borrower shall not exceed the lesser of (A) cost or (B) appraised fair market value;

                  (4)  Existing Liens described on Schedule "4.4" hereto;

                  (5) Liens (other than on Accounts and/or Inventory) deemed to be assumed or taken subject to by the Borrower or any of the Guarantors in connection with Permitted Acquisitions on Property of the acquired entity as of the date of the Permitted Acquisition; and

                  (6) Liens which are not otherwise permitted pursuant to this Section, securing Indebtedness not exceeding $200,000 in the aggregate outstanding at any one time.

         (b) If the Borrower or any Subsidiary shall create or assume any Lien upon any of its Property or income or profits therefrom, other than Liens permitted under this Section 6.3, and without having such provisions be deemed for any purpose to represent a consent by any Lender or Lenders to such Lien, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other indebtedness secured thereby.

         6.4 Transactions With Affiliates or Subsidiaries. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, enter into any transaction of any kind or nature with any Affiliate, including, without limitation, the purchase, sale, transfer or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, excepting (a) sales of Property and/or services and co-licensing or co-marketing arrangements or agreements pursuant to the reasonable require ments of the Borrower's or the Guarantors' business and upon terms substantially the same and no less favorable to such party as it would obtain in a comparable arm's length transaction with any Person not an Affiliate, and so long as such transaction is not otherwise prohibited hereunder, (b) loans and transfers of Property by the Borrower to the Guarantors and loans and transfers of Property by the Guarantors to the Borrower or to other Guarantors, (c) loans by the Borrower or a Guarantor to any of the Subsidiaries (other than Guarantors) after the date hereof in an aggregate amount as to all such loans under this clause (c) not to exceed $20,000,000 at any time outstanding in the aggregate after the

Closing Date, provided, however, that a loan may be made by the Borrower or a Guarantor to any of the Subsidiaries (other than Guarantors) which, when aggregated with all then outstanding loans referenced in this clause (c), would exceed $20,000,000 so long as the recipient of such loan unconditionally guarantees and becomes surety for all of the Borrower's Obligations on terms and conditions and under a written guaranty satisfactory to the Administrative Agent within sixty (60) days of the funding of such loan, (d) the de minimis transfer by the Borrower or any of the Guarantors of their Property to any of the Subsidiaries and (e) transactions expressly permitted pursuant to Sections 6.5 and 6.6 hereof.

         6.5 Guarantees. Excepting (a) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (b) the Guarantees, (c) guarantees by the Borrower or by any Guarantor of operating leases of any Subsidiary entered into in the ordinary course of business, (d) indemnification obligations to directors and officers under applicable law or set forth in the certificate of incorporation and/or by-laws of the Borrower or any Subsidiary, (e) guarantees by the Borrower or by any Guarantor for the Indebtedness of Borrower or any Guarantor and (f) additional guarantees by the Borrower and/or any of the Guarantors for the Indebtedness of any Person which, together with Indebtedness permitted under Section 6.12(b)(iv) below shall not exceed $20,000,000 at any one time outstanding, the Borrower shall not, nor shall it cause or permit any of the Guarantors to, become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, and for the existing or future indebtedness or obligation(s) of any kind or nature of any Person.

         6.6 Dividends and Redemptions. (a) The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, directly or indirectly: (i) declare, pay, authorize or make any form of dividend (except for stock dividends or stock splits) or return any capital, in cash or property, to its shareholders, their successors or assigns, except (A) as expressly permitted by Section 6.1 hereof,
(B) dividends payable to the Borrower or any Guarantor by any Subsidiary, (C) dividends by the Borrower or a Subsidiary of Borrower of the stock of a Subsidiary of the Person making the dividends, so long as the Borrower complies with Section 2.11(b) hereof in conjunction with such transaction, (D) in each fiscal year of Borrower, cash dividends declared and paid by the Borrower or any Subsidiary of the Borrower which, when aggregated with all other dividends paid in such year under this clause (D) and all redemptions, etc. made in such year under clause (ii)(D) below (including amounts set aside for such purposes in such year pursuant to clause (iii) below) by the Borrower and its Subsidiaries, do not exceed 35% of the Borrower's Consolidated Net Income (only if positive) for the prior fiscal year and (E) cash dividends in an aggregate amount, when aggregated with redemptions, etc. made under clause (ii)(C) below, not to exceed 100% of the net cash proceeds of the sale of the Tuggle Road Building, (ii) redeem, retire, purchase or otherwise acquire or retire, for any consideration, any of the capital stock of the Borrower or any of the Subsidiaries now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any such stock), except (A) the Borrower or any of the Guarantors may redeem, retire, purchase or otherwise acquire or retire its capital stock from its employees as part of reasonable employee incentive plans and severance arrangements, (B) Rapidforms, Inc., Russell & Miller, Inc. and Newshire Forms, Inc. may redeem the outstanding capital stock of their minority shareholders and/or option holders, (C) the Borrower may redeem, retire, purchase or otherwise acquire or retire its capital stock for an aggregate consideration, when aggregated with dividends made under clause (i)(E) above, in an amount not to exceed 100% of the net cash proceeds of the sale of the Tuggle Road Buildiach fiscal year of Borrower, redemptions, etc made by the Borrower or any Subsidiary of the Borrower which, when aggregated with all dividends paid in such year under clause (i)(D) above and all other redemptions, etc. made in such year under this clause (D) (including amounts set aside for such purposes in such year pursuant to clause (iii) below) by the Borrower and its Subsidiaries, do not exceed 35% of the Borrower's Consolidated Net Income (only if positive) for the prior fiscal year or (iii) set aside any funds for any of the purposes set forth in clauses (a)(i) or (ii) hereof;

         (b) Notwithstanding the provisions of paragraph (a) above, (i) dividends or redemptions, etc. otherwise permitted as set forth above shall not be made so long as any Default or Event of Default is then outstanding or would be outstanding after taking into effect such dividend, redemption or setting aside of funds, and (ii) no dividend may be declared or paid or redemption made if the Borrower's ratio of Consolidated Funded Debt to Consolidated Net Worth is greater than .40 to 1 as of the end of the fiscal quarter immediately preceding the date of payment of any such dividend or redemption.

         6.7 Loans and Investments. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, make or have outstanding Investments in, any Person, other than (a) Investments in commercial paper maturing in one (1) year or less from the date of issuance rated at the time of purchase either A-1 by S&P, P-1 by Moody's or other similar nationally recognized credit rating agency of similar standing; (b) Investments in direct obligations of the United States of America, or any agency or instrumentality thereof, maturing in five (5) years or less from the date of acquisition thereof; (c) Investments in certificates of deposit maturing within one (1) year from the date of origin issued by, or money market funds on deposit with, a Lender; (d) Investments in repurchase agreements secured by direct obligations of the United States of America, or any agency thereof, maturing in twelve (12) months or less and having a market value at the time such repurchase agreement is entered into at least equal to the amount of the repurchase obligations or thereunder, entered into with a Lender, (e) loans and guarantees permitted under Sections 6.4 and 6.5 above, (f) Investments which are Permitted Acquisitions, (g) Investments by the Borrower or any of the Guarantors as permitted under Sections 6.2(a) and (b), (h) Investments in any Guarantor and Investments in any other Subsidiary of the Borrower as such Investments existed as of the Closing Date, (i) permitted Investments in connection with Asset Sales permitted pursuant to Section 6.13(b)(i)(C), (j) other Investments not to exceed $5,000,000 in the aggregate outstanding at any one time, and (k) loans to its employees or directors made by the Borrower or any Guarantor for the purpose of enabling such employees or directors to exercise stock options up to an aggregate loan balance of $2,000,000 at any time outstanding (as to all loans permitted under this clause (k)).

         6.8 Use of Lenders' Name. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, use any Lender's name (or the name of any Lender's Affiliates) or the Agents' names in connection with any of its business operations. Nothing herein contained is intended to permit or authorize the Borrower or any of its Subsidiaries to make any contract or extend any commitment on behalf of any Lender or either of the Agents.

         6.9 Amendment or Waivers of Certain Documents. (a) The Borrower shall not, nor shall it cause or permit any of the Guarantors to, amend, modify, supplement or otherwise change the terms of their respective certificates of incorporation or bylaws or any agreement entered into by the Borrower or any of the Guarantors with respect to their respective capital stock or other equity interests (other than any amendment, modification, supplement or change which individually, or together with all amendments, modifications, waivers or changes made, would not be adverse to the Borrower and the Guarantors taken as a whole, the Administrative Agent or the Lenders) without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                  (b) The Borrower shall not, nor shall it cause or permit any of the Guarantors to, amend, modify, supplement or otherwise change, or waive compliance with or consent to a departure from, any of the terms or provisions of any Existing Debt of the Borrower, the Acquisition Documents or any other material agreement of the Borrower or the Guarantors (other than any amendments, modifications, supplements, changes, waivers and consents which individually, or together with all other amendments, modifications, supplements, changes, waivers and consents made, would not be adverse to the Borrower, any of the Guarantors, the Administrative Agent or the Lenders) without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

                  (c) Neither the Borrower nor any Subsidiary shall enter into, suffer to exist or become or remain subject to any agreement or instrument to which any such Person is a party or by which any such Person or its Property may be subject or bound, except for the Loan Documents, that would prohibit or restrict in any manner, directly or indirectly, or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Docum6.10 Sale and Lease-Backs. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or surety with respect to the lessee's obligations under any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which the Borrower or any of the Guarantors has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one (1) year of each other or are with the same other Person, except for a transaction of a type described in this paragraph involving the Tuggle Road Building so long as no Event of Default has occurred or would occur after taking into effect such transaction.

         6.11 Business Conducted. The Borrower shall not, nor shall it cause or permit any of the Guarantors to, engage, directly or indirectly, in any line of business substantially different from the business conducted by it immediately prior to the Closing Date, or engage in business or lines of business which are not reasonably and substantially related thereto.

         6.12 Indebtedness. The Borrower shall not, nor shall it cause or permit any of the Guarantors to (a) make any prepayments of any nature whatsoever (or deposit money or other Property for the purpose thereof) on any existing or future long-term Indebtedness to any Person except the conversion of Indebtedness to equity so long as the entire amount of the portion of the Indebtedness so prepaid is so converted or (b) hereafter incur or be or become liable for Indebtedness except for (i) Indebtedness to the Lenders pursuant to this Agreement, (ii) purchase money financing supported by Liens permitted pursuant to Sections 6.3(a)(3) or 6.3(a)(5) above and Indebtedness secured by the existing Liens described in Section 6.3(a)(4), (iii) the issuance of the Unsecured Senior Notes reflecting Indebtedness incurred to repay loans the proceeds of which are used to fund Permitted Acquisitions; and (iv) additional Indebtedness in an aggregate principal amount, together with all obligations described in Section 6.5(f) herein, not exceeding $20,000,000.

         6.13 Restrictions on Fundamental Changes; Asset Sales. The Borrower shall not, nor shall it cause or permit any of its Subsidiaries to, (a) materially alter the corporate, partnership, capital or legal structure of the Borrower or any Subsidiary of the Borrower other than alterations of the structure of (i) Guarantors as permitted in Sections 6.1, 6.2, 6.6(a)(i)(C), 6.9 and 6.12(a) above, (ii) any Subsidiaries which are not Guarantors so long as (A) such alteration would not give rise to a Material Adverse Effect and (B) no

Default or Event of Default has occurred or is continuing or would occur after taking into effect such alteration or (b) make or effect any Asset Sale excepting (i) Asset Sales made (A) at a time when no Default of Event or Default is outstanding hereunder or would be outstanding after taking into effect such Asset Sale, (B) the consideration received shall be an amount at least substantially equal to the fair market value of the Property which is the subject of the Asset Sale, as certified to the Administrative Agent by the Borrower's chief financial officer or vice president of finance; (C) at least 20% of the consideration received therefrom shall be cash (any non-cash consideration must be in the form of either (1) senior commercial paper with a rating of at least "A-1" by S & P or "P-1" by Moody's, (2) a senior debt instrument fully secured by marketable securities of a company listed on a nationally recognized exchange) or (3) a debt instrument secured by a first lien on the assets sold; (D) such Asset Sales are not to an Affiliate of the seller;
(E) the Borrower complies with the terms of Section 2.11; and (F) the assets sold in all transactions permitted hereby after the Closing Date (exclusive of the sale of the Tuggle Road Building) shall have an aggregate fair market value of not more than $43,750,000; (ii) transactions permitted under Section 6.1, 6.2 or Section 6.4 above, (iii) the Borrower and any of its Subsidiaries may from time to time abandon any personal Property of the Borrower or such Subsidiary which is no lthe business of the Borrower or such Subsidiary and cannot be sold and (iv) at a time when no Default or Event of Default is outstanding hereunder or would be outstanding after taking into effect such Asset Sale, sales of minority interests of capital stock or partnership interests of any Subsidiary (other than a Guarantor) to any employees thereof.

         6.14 Agreements Regarding Dividends. Neither the Borrower nor any of the Guarantors shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (whether arising by operation of law, by agreement, by its articles or certificate of incorporation, bylaws or other constituent documents of such Person, or otherwise) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock, partnership interests or other interests, as the case may be, owned by the Borrower or any other Subsidiary of Borrower, (ii) make loans or advances to, or guarantee any Indebtedness or any other obligation of, the Borrower or any other Subsidiary of Borrower or (iii) transfer any of its Property to the Borrower or any other Subsidiary of Borrower, except restrictions pursuant to (A) the Loan Documents and (B) applicable law.

         6.15 Miscellaneous Covenants.

                   (a) The Borrower shall not, nor shall it cause or permit any of the Guarantors to, become or be a party to any contract or agreement which materially impairs such party's ability to perform under this Agreement, or under any other instrument, agreement or document to which the Borrower or such Subsidiary is a party or by which it is or may be bound.

                  (b) The Borrower shall not, nor shall it cause or permit any of the Guarantors to, carry or purchase any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II except in accordance with such Regulations.

SECTION 7. FINANCIAL COVENANTS.

         The Borrower shall comply with the following financial covenants (each to be measured as of the end of each of the Borrower's fiscal quarters during the applicable respective measurement periods:

         7.1 Fixed Charge Coverage Ratio. The Borrower shall have and maintain a Fixed Charge Coverage Ratio of not less than the following during the following periods (measured on a rolling four quarter basis):

                  Period                                    Minimum Ratio
                  ------                                    -------------

         From the Closing Date
            through September 30, 1997                     1.10 to 1

         October 1, 1997 through
            September 30, 1998                             1.20 to 1

         October 1, 1998 and at all
                  times thereafter                         1.40 to 1

         7.2 Minimum Consolidated Net Worth. The Borrower shall have and maintain a minimum Consolidated Net Worth of not less than $150,000,000 for the period from the Closing Date through December 31, 1997. For each subsequent fiscal quarter thereafter, the Borrower shall maintain, at all times during such fiscal quarter, minimum Consolidated Net Worth in an amount equal to at least the preceding fiscal quarter's minimum Consolidated Net Worth requirement plus an amount equal to fifty (50%) percent of the Borrower's year to date Consolidated Net Income for such preceding fiscal quarter (with no adjustment for losses).

         7.3 Ratio of Consolidated Funded Debt to Consolidated Capitalization. The Borrower shall have and maintain at all times from and after the Closing Date a ratio of Consolidated Funded Debt to Consolidated Capitalization equal to or less than .45 to 1.

         7.4 Ratio of Consolidated EBITDA to Consolidated Interest Expense. The Borrower shall have and maintain a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than the following during the following periods (measured on a rolling four quarter basis):

                  Period                                      Minimum Ratio
                  ------                                      -------------

         From the Closing Date
            through September 30, 1997                        3.50 to 1

         October 1, 1997 and at all
                  times thereafter                            4.00 to 1


SECTION 8.  DEFAULT

         8.1 Events of Default. Each of the following events shall constitute an event of default ("Event of Default"):

                  (a) Payments - if the Borrower fails to make any payment of principal or interest under the Revolving Credit on its due date; or

                  (b) Other Charges - if the Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to any Lender or the Administrative Agent or the Fronting Lender arising out of or incurred in connection with this Agreement when such payment is due and payable and such breach is not cured within five (5) days of the Borrower's receipt of notice from the Administrative Agent of such breach; or

                  (c) Particular Covenant Defaults - if the Borrower fails to perform or observe any covenant or undertaking contained in this Agreement, (other than with respect to the covenants contained in Sections 5.7(b), 6.1 through 6.15 and Sections 7.1 through 7.4 inclusive, as to which no notice and cure period shall be applicable), and such breach is not cured within fifteen
(15) days of the Borrower's receipt of notice thereof from the Administrative

Agent, or if such breach could not be cured by the Borrower due to circumstances beyond the Borrower's control within such fifteen (15) day period, for such longer period as may be necessary for the Borrower to cure such default (in no event to exceed a total of thirty (30) days from any such notice) so long as the Borrower is diligently taking all necessary steps to cure any such default(s); or

                  (d) Financial Information - if any statement, report, financial statement, or certificate made and delivered by the Borrower or any of its officers, employees or agents, to the Administrative Agent or any Lender, is not true and correct, in all material respects, when made (provided, however, that an Event of Default shall not be deemed to have occurred hereunder because interim financial statements are subject to normal and recurring year end adjustments in the ordinary course); or

                  (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction of any portion of any Property of the Borrower or any of the Guarantors in excess of $20,000,000; or

                  (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of the Borrower or any of the Guarantors contained in or pursuant to this Agreement, or in any of the Loan Documents or in any other existing or future agreement between the Borrower and/or any of the Borrower's Subsidiaries, on the one hand, and the Administrative Agent and/or any one or more of the Lenders, on the other hand, is false, erroneous, or misleading in any material respect when made; or

                  (g) Agreements with Others - if the Borrower or any of the Guarantors shall (i) default beyond any grace period under any agreement(s) with any creditor(s) of the Borrower or any such Subsidiary or holder(s) of Indebtedness from the Borrower or such Subsidiary which has an aggregate outstanding principal balance of $1,000,000, if the effect of such default is to cause or enable the holder(s) of such party's obligations to declare any such obligation of such party to become due (whether or not actually accelerated) prior to its maturity date or prior to its regularly scheduled date of payment or (ii) fail to pay any Indebtedness at final maturity; or

                  (h) Other Agreements with Lenders - if the Borrower or any of the Guarantors breaches or violates the terms of, or if a default (subject to any cure periods contained therein) or an Event of Default occurs under any other existing or future agreement (related or unrelated) between the Borrower and/or any of the Borrower's Subsidiaries, on the one hand, and the Administrative Agent and/or any/all Lenders, on the other hand; or

                  (i) Judgments - if any final, non-appealable judgment for the payment of $5,000,000 or more or final, non-appealable judgments aggregating $5,000,000 or more (not acknowledged, in writing, by the Borrower's or its applicable Subsidiary's insurance company as unconditionally covered by insurance or not stayed within five (5) days of entry) shall be rendered by a court of competent jurisdiction against the Borrower or any of the Guarantors; or

                  (j) Assignment for Benefit of Creditors, etc. - if the Borrower or any of the Guarantors makes or proposes an assignment for the benefit of creditors generally or offers a composition or extension to creditors; or

                  (k) Bankruptcy, Dissolution, etc. - any action is taken for the dissolution or liquidation of the Borrower or any of the Guarantors not otherwise permitted hereunder, or if there shall be commenced any case or proceeding for reorganization or liquidation of the Borrower's or any of Subsidiary's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against such party, provided that as to any such action or proceeding commenced against any Borrower or any of the Guarantors, such Borrower or Subsidiary shall have forty-five (45) days to have such action or proceeding dismissed, it being understood that prior to such dismissal, the Lenders and the Administrative Agent shall not be obligated to make Advances to or for the benefit of the Borrower; or

                  (l) Receiver - if there shall be appointed a receiver, liquidator, custodian, trustee or similar official or fiduciary for (i) the Borrower or any of the Guarantors, (ii) a substantial part of the Borrower's or any of the Guarantors' Property or (iii) for such part of the Property of the Borrower or a Guarantor, such control over which would give rise to a Material Adverse Effect; or

                  (m) Execution Process, etc. - if there shall be issued any execution or distraint process against the Borrower or any of the Guarantors, or any Property of the Borrower or any Property of any Subsidiary of the Borrower, which execution is not released, stayed or dismissed within fifteen (15) days of its entry, it being understood that nothing herein shall in any way impair the Administrative Agent's and the Lenders' rights to immediately effect an offset against any asset of the Borrower or the Guarantors; or

                  (n) Termination of Business - if the Borrower or any of the Guarantors cease any material portion of its respective business operations as presently conducted unless, in the case of a Guarantor, such Guarantor immediately merges into or consolidates with or is dissolved or liquidated into the Borrower or another Guarantor; or

                  (o) Pension Benefits, etc. - if the Borrower or any of the Guarantors fail to comply with ERISA so that grounds exist to permit the appointment of a trustee under ERISA to administer the Borrower's or such Subsidiary's employee plans or to allow the Pension Benefit Guaranty Corporation to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

                  (p) Transfer of Stock - if the Borrower shall not be the owner (directly or indirectly) of at least 100% of all of the issued and outstanding voting stock of each of the Guarantors (or 80% in the case of Guarantors formed in connection with Permitted Acquisitions) (except Rapidforms, Inc., as to which it must own at least 85% of the issued and outstanding voting stock), provided, however, that the foregoing shall not prohibit mergers, dissolutions or stock dividends expressly permitted by Sections 6.1, 6.4 or 6.6(a)(i)(C) hereof; or

                  (q) Investigations - if evidence shall be received by the Administrative Agent or any Lender that the Borrower or any of the Guarantors is or has been engaged in any type of activity which, in the Administrative Agent's reasonable judgment, could result in the forfeiture of Property of any of the Guarantors or the Borrower to any Governmental Authority other than a forfeiture under Environmental Laws or products liability law which would not give rise to a Material Adverse Effect; or

                  (r) Guarantees - if any Guarantee ceases to be effective or any Guarantor disclaims liability under such Guarantee or attempts to revoke or otherwise terminate its respective Guarantee for any reason and to any extent, except to the extent of a merger, consolidation or liquidation permitted hereunder; or

                  (s) Change of Control - if there shall occur any Change of Control.

         8.2      Rights and Remedies on Default.

                  (a) Upon the occurrence of a Default or an Event of Default, the Administrative Agent may, in its discretion, or shall, upon the direction of the Majority Lenders, withhold or cease making Advances under the Revolving Credit.

                  (b) In addition to all other rights, options and remedies granted or available to the Administrative Agent under this Agreement or the other Loan Documents (each of which is also then exercisable by the Administrative Agent), the Administrative Agent may, in its discretion, or shall, upon the direction of Majority Lenders, upon the occurrence and during the continuance of an Event of Default, terminate the Revolving Credit, accelerate the Obligations and exercise any rights and remedies available hereunder or under any of the other Loan Documents, at law or in equity to enforce the Lenders' and the Administrative Agent's rights and collect the Obligations, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) of Section 8.1 above shall automatically cause an acceleration of the Obligations). Nevertheless, if at any time within sixty (60) days after acceleration of the Obligations, (i) the Borrower shall pay all accrued and unpaid interest and all payments on account of the principal Obligations, which shall have become due otherwise than by acceleration (with interest, to the extent permitted by law, on overdue interest, at the Alternate Base Rate) and all other fees or Expenses then owed hereunder and (ii) all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Advances and the Restated Revolving Credit Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.15, then the Super Majority Lenders, by written notice to the Borrower, may (in their absolute and sole discretion) rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereto. The provisions of the immediately preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Lenders and are not intended in any manner or under any circumstances whatsoever to benefit the Borrower or any of the Guarantors and do not grant in any manner or under any circumstances whatsoever the Borrower or any of the Guarantors the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                  (c) Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights and remedies available to the Administrative Agent, the Borrower shall, upon demand of the Administrative Agent, be obligated to deliver and pledge to the Administrative Agent, on behalf of all Lenders, cash collateral in the amount of all outstanding Letters of Credit.

         8.3 Nature of Remedies. All rights and remedies granted the Administrative Agent and/or the Lenders hereunder and under any of the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Administrative Agent and/or the Lenders may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and the Administrative Agent, upon the occurrence of an Event of Default, may proceed against the Borrower, at any time, under any agreement, document or instrument, with any available remedy and in any order.

         8.4 Set-Off. If any bank account of the Borrower with the Administrative Agent, any Lender or any participant is attached or otherwise liened or levied upon by any third party, the Administrative Agent and/or such Lender (and/or any participant) need not await the running of any applicable



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

grace period hereunder, but the Administrative Agent and/or such Lender (and/or such participant) as agent for the Lenders and the Administrative Agent shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against any of the Obligations. Any such funds shall be held for the ratable benefit of all Lenders and shall be remitted to the Administrative Agent for distribution to all Lenders in accordance with each Lender's Pro Rata Percentage (subject to such sharing agreements as the Administrative Agent may reasonably determine to effectuate the terms of this Agreement).

SECTION 9.  THE ADMINISTRATIVE AGENT.

         9.1 Appointment and Authorization. Each Lender, and each subsequent holder of any of the Restated Revolving Credit Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent will handle all transactions relating to the Revolving Credit and all other Obligations, including without limitation, all transactions with respect to Letters of Credit, this Agreement, and all of the other Loan Documents, in accordance with its usual banking practices. The Borrower is hereby authorized by the Lenders to deal solely with the Administrative Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to the Administrative Agent hereunder shall be exercised by the Administrative Agent on behalf of all of the Lenders.

         9.2 General Immunity. In performing its duties as the Administrative Agent hereunder, the Administrative Agent will take the same care as it takes in connection with loans in which it alone is interested, using reasonable and prudent banking practices. However, neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except as such actions or omissions are caused from its or their own gross negligence or willful misconduct unless such action was taken or omitted to be taken by the Administrative Agent at the direction of the Majority Lenders.

         9.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         9.4 Documents. The Administrative Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Restated Revolving Credit Notes or any of the other Loan Documents, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition, the Administrative Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument, document or agreement. The Administrative Agent shall furnish to the Lenders copies of all notices and other documents (including financial statements) received from the Borrower hereunder.

         9.5 Rights as a Lender. With respect to its Pro Rata Share of the Revolving Credit, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Lender. Subject to the provisions of this Agreement, the Administrative Agent



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

and any Lender may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower and its Affiliates and Subsidiaries as if it were not the Administrative Agent.

         9.6 Responsibility of the Administrative Agent. It is expressly understood and agreed that the obligations of the Administrative Agent hereunder are only those expressly set forth in this Agreement and that the Administrative Agent shall be entitled to assume that no Event of Default, and no event that, with notice, or lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has actual knowledge of such fact. Except to the extent the Administrative Agent is required by the Lenders pursuant to the express terms hereof to take a specific action, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. The Administrative Agent shall incur no liability under or in respect of this Agreement and the other Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. It is agreed among the Administrative Agent and the Lenders that the Administrative Agent shall have no responsibility to carry out audits or otherwise examine the books and records or properties of the Borrower or any of the Borrower's Subsidiaries, except as the Administrative Agent in its sole discretion deems appropriate or unless directed to do so by the Majority Lenders. The relationship between the Administrative Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a joint venturer with any Lender, a trustee or fiduciary ders or for the holder of a participation herein nor impose on the Administrative Agent duties and obligations other than those set forth herein. Nothing contained in this Section 9.6 is intended to relieve the Administrative Agent from liability for its gross negligence or its willful misconduct unless any act, omission or conduct of the Administrative Agent is or has been directed by the Majority Lenders.

         9.7 Collections and Disbursements.

                  (a) The Administrative Agent will have the right to collect and receive all payments of the Obligations, and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due under this Agreement and the Loan Documents, and the Administrative Agent will remit to each Lender, according to its Pro Rata Percentage, all such payments actually received by the Administrative Agent (subject to any required clearance procedures) on the same Business Day of receipt thereof (provided such payments shall have been received by the Administrative Agent prior to 1:00 p.m., Philadelphia time, on such Business
Day) otherwise on the next Business Day.

                  (b) If any such payment received by the Administrative Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Administrative Agent promptly pay over to the Administrative Agent its Pro Rata Percentage of the amount so rescinded or returned, together with interest and other fees thereon if also required to be rescinded or returned.

                  (c) On the same Business Day on which notice is given to the Lenders by the Administrative Agent (or on the next following Business Day if such notice is not given by the Administrative Agent prior to 1:00 p.m.,



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

Philadelphia time) with respect to any payment which has been made on account of any Letter of Credit, which notice shall state the date and amount of such payment, each Lender (other than the Fronting Lender) shall remit to the Fronting Lender its Pro Rata Percentage of the payment in respect of such Letter of Credit. The obligations of the Lenders hereunder are unconditional, not subject to setoff and irrevocable and may not be terminated at any time.

                  (d) All payments by the Administrative Agent and the Lenders to each other hereunder shall be in lawful money of the United States of America and i all times maintain proper books of account and records reflecting the interest of each Lender in the Revolving Credit and the Letters of Credit, in a manner customary to the Administrative Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. The Administrative Agent may treat the payees of any Restated Revolving Credit Note as the holder thereof until written notice of the transfer thereof shall have been received by the Administrative Agent.

                  (e) Each Lender and each subsequent holder by acceptance of a Restated Revolving Credit Note agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Restated Revolving Credit Notes and amounts payable in respect of any fees or commissions hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders pro rata based on their respective Pro Rata Share of the Obligations with respect to which such payment was received, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Restated Revolving Credit Notes, (ii) if any of them shall exercise any right of counterclaim, setoff, banker's lien or similar right with respect to amounts owed by the Borrower or any Guarantor hereunder or under the Restated Revolving Credit Notes that Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with each Lender's Pro Rata Percentage, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receivemount of principal and interest due with respect to the Restated Revolving Credit Notes held by the Lender or holder, or any other amount payable hereunder which is greater than the proportion received by any other holder of the Restated Revolving Credit Notes in respect of the aggregate amount of principal and interest due with respect to the Restated Revolving Credit Notes held by it or any other amount payable hereunder that Lender or that holder of the Restated Revolving Credit Notes receiving such proportionately greater payments shall (y) notify each other Lender and the Administrative Agent of such receipt and (z) purchase for cash, without recourse or warranty, participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Restated Revolving Credit Notes held by the other holders so that all such recoveries of principal and interest with respect to the Restated Revolving Credit Notes shall be proportionate to their respective Pro Rata Percentages; provided, however, that if all or part of such proportionately greater payment received by such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement.

         9.8 Indemnification. The Lenders severally and not jointly hereby each indemnify the Administrative Agent ratably according to the respective amounts of their Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed



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

on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or the Revolving Credit or any action taken or omitted by the Administrative Agent under or related to this Agreement, any other Loan Document or the Revolving Credit, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct unless such action was taken or omitted to be taken by the Administrative Agent at the direction of the Majority Lenders. The Administrative Agent shall have the right to deduct, from any amounts to be paid by the Administrative Agent to any Lender hereunder, any amounts owing to the Administrative Agent by such Lender by virtue of this paragraph.

         9.9 Expenses.

                  (a) All out-of-pocket costs and out-of-pocket expenses incurred by the Administrative Agent for which the Borrower is responsible hereunder and not reimbursed on demand by the Borrower, in connection with the analysis, negotiation, preparation, consummation, amendment, administration, refinancing, termination, work-out, forbearance and enforcement of the Loan Documents, the Revolving Credit or the Obligations (including, without limitation, reasonable counsel and expert fees and expenditures to enforce, protect, preserve, analyze, negotiate and defend the Administrative Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by the Lenders pro rata based on their respective Pro Rata Percentages.

                  (b) The Administrative Agent may deduct from payments or distributions to be made to the Lenders such funds as may be necessary to pay or reimburse the Administrative Agent for such costs or expenses.

         9.10 No Reliance. Each Lender has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by the Administrative Agent. Each Lender shall continue to make its own analysis and evaluation of the Borrower and the Guarantors. The Administrative Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition, prospects or results of operations of the Borrower or any of the Guarantors, any obligor or any account debtor of the Borrower; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of the Borrower or any Subsidiary; the sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents; or with regard to any other matters, whether similar or dissimilar. The Administrative Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by the Borrower or any Subsidiary of any obligation under the Loan Documents.

         9.11 Reporting. During the term of this Agreement, the Administrative Agent will promptly furnish each Lender with copies of all financial statements and reports with respect to the Borrower or any Guarantor actually received by the Administrative Agent pursuant to Section 5 of this Agreement. The Administrative Agent will promptly notify the Lenders when it receives actual knowledge of any Event of Default under the Loan Documents.



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

         9.12 Removal of the Administrative Agent. The Administrative Agent may resign at any time upon giving thirty (30) days prior written notice thereof to the Lenders and the Borrower and the Administrative Agent may be removed as the Administrative Agent at any time hereunder upon the written consent of the Super Majority Lenders (exclusive of the Administrative Agent) upon the following: (i) willful misconduct or gross negligence in the performance of the Administrative Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for the Administrative Agent or any state or federal regulatory authority assumes management or control of the Administrative Agent or if, under applicable law, the administrative or discretionary duties and responsibilities of the Administrative Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any resignation or permitted removal of the Administrative Agent, the Lenders (exclusive of the Administrative Agent) shall have the right to appoint a successor to the Administrative Agent by majority vote of the Lenders (exclusive of the Administrative Agent and based upon the percentages of the total Pro Rata Shares of such other Lenders). Upon the acceptance of its appointment as a successor to the Administrative Agent hereunder, by such successor to the Administrative Agent, such successor to the Administrative Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.

         9.13 Action on Instructions of Lenders. With respect to any provision of this Agreement or any of the other Loan Documents, or any issue arising hereunder or thereunder, concerning which the Administrative Agent is authorized to act or withhold action by direction of the Lenders (or, if applicable, the Majority Lenders), the Administrative Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder or thereunder in accordance with written instructions signed by the Lenders (or, if applicable, the Majority Lenders). Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Restated Revolving Credit Notes.

         9.14 Several Obligations. The obligations of each Lender hereunder and under each of the other Loan Documents are several, and neither the Administrative Agent nor any other Lender shall be responsible for the obligations and commitments of any other Lender.

         9.15 Amendments.

                  (a) Except as expressly provided herein, the Administrative Agent shall have the sole and exclusive right to, service, administer and monitor the Revolving Credit and the Loan Documents, including without limitation, the right to exercise all rights, privileges and options under the Loan Documents, including the credit judgment with respect to the making of Advances and the determination as to the basis on which and the extent to which Advances may be made.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, prior to an acceleration of the Obligations, the Administrative Agent shall not, without the prior written consent of all
Lenders: (i) extend the Maturity Date or any payment date under the Restated Revolving Credit Notes or under this Agreement, including without limitation, any mandatory prepayment date under Section 2.11 hereof, (ii) decrease any interest rate on the Revolving Credit (unless otherwise expressly provided for herein) or any fee (except fees that are solely for the account of the Fronting Lender) chargeable to the Borrower by the Lenders and/or the Administrative Agent and/or the Fronting Lender hereunder or elsewhere, (iii) increase the Facility Limit or the Pro Rata Share or Pro Rata Percentage of any of the



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Lenders except by permitted assignments (or unless otherwise expressly provided for herein), (iv) release any obligor from the Obligations (including releasing any Guarantor from its obligations under its respective Guarantee), except in connection with termination of the Revolving Credit and full payment and satisfaction of all Obligations (v) change the definition of Majority Lenders or Super Majority Lenders, (vi) consent to the assignment or delegation by the Borrower or any Guarantor of its obligations under any Loan Document, (vii) designate any portion of the Available Commitment as being part of the Reserve Amount or change the definition of Available Commitment or Reserve Amount,
(viii) change the definition of Outstandings; or (ix) modify this Subsection 9.15(b) or any of Sections 2.9(f), 2.10, 2.12, 8.4, 10.5, 10.10 or 10.15.

                  (c) Notwithstanding anything to the contrary contained in subparagraph (a) above, prior to an acceleration of the Obligations, the Administrative Agent shall notity Lenders: (i) enter into any written amendment to any of the Loan Documents; (ii) waive the Borrower's compliance with the terms and conditions of the Loan Documents or any Event of Default hereunder or thereunder; or (iii) consent to the Borrower taking any action which, if taken, would constitute an Event of Default under this Agreement or under any of the Loan Documents.

                  (d) After an acceleration of the Obligations, the Administrative Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents or available at law or in equity, to protect the rights of the Lenders and collect the Obligations, including without limitation, instituting and pursuing all legal actions brought against the Borrower or to collect the Obligations, or defending any and all actions brought by the Borrower; incurring Expenses or otherwise making expenditures to protect the Revolving Credit or the Lenders' rights or remedies; modifying the Revolving Credit or the Loan Documents; and releasing or settling any amounts owing under the Obligations. Notwithstanding this subsection (d), after an acceleration of the Obligations, the Administrative Agent may not, without the prior written consent of the Super Majority Lenders, enter into a written agreement with the Borrower which provides that the Obligations are not immediately due and payable or which provides that the Administrative Agent will forebear from exercising its remedies hereunder, and may not without the prior written consent of all of the Lenders (i) compromise or satisfy the Obligations for less than payment in full; (ii) reduce any rate of interest charged to any outstanding Advance; or
(iii) release the Borrower or any of the Guarantors from its obligations hereunder or under the Guarantees (as applicable).

SECTION 10.  MISCELLANEOUS.

         10.1 GOVERNING LAW. THIS AGREEMENT, AND ALL OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         10.2 Integrated Agreement. This Agreement, the Restated Revolving Credit Notes and the other Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' and/or the Administrative Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment to such inconsistent document and shall control.

         10.3 Omission or Delay Not Waiver. No omission or delay by the Administrative Agent or any Lender in exercising any right or power under this Agreement or any of the other Loan Documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an



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acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to the Borrower, no waiver will be valid unless in writing and signed by the Administrative Agent and then only to the extent specified.

         10.4 Time. Unless otherwise expressly set forth herein, whenever the Borrower shall be required to make any payment or perform any act on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in the Borrower's, the Administrative Agent's and each Lender's performance under all provisions of this Agreement and all Loan Documents.

         10.5 Expenses of the Administrative Agent, the Syndication Agent and Lenders. At Closing and from time to time thereafter, the Borrower will pay promptly upon demand of the Administrative Agent all reasonable out-of-pocket costs, fees and expenses (a) of the Administrative Agent in connection with (i) the analysis, negotiation, preparation, execution, administration and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective (including, without limitation, search costs, the reasonable fees, expenses and disbursements of counsel for the Administrative Agent, and reasonable charges of any expert consultant to the Administrative Agent) and (ii) the syndication of the commitments and (b) each of the Agents and each of the Lenders in connection with the enforcement of any Obligations of, or the collection of any payments owing from, the Borrower or any of the Borrower's Subsidiaries under this Agreement and/or the other Loan Documents to which they are a party, or protection or defense of the rights of the Lenders and/or the Agents under the Loan Documents, following the occurrence of any Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and the other Loan Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise (including the reasonable fees and disbursements of counsel for each of the Agents and each of Lenders and reasonable allocated costs of internal counsel) (collectively, the "Expenses");

         10.6 Brokerage. Except as otherwise provided herein, this transaction was brought about and entered into by the Agents, the Lenders and the Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. The Borrower, the Administrative Agent, the Syndication Agent and each Lender each represents that it has not committed any party hereunder to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on the Borrower, Administrative Agent, the Syndication Agent or any Lender by any broker, finder or agent or other Person (unless such broker, finder, agent or other similar Person is engaged by the effected party), the party or parties ("Responsible Party") which committed the affected party to the payment of such fees hereby agrees to indemnify, defend and save the affected party or parties harmless against such claim and further will defend, with counsel satisfactory to the affected party or parties, any action or actions to recover on such claim, at the sole cost and expense of the Responsible Party, including such affected party's counsel fees and costs. The Borrower further agrees that, if it is the Responsible Party, until any such claim or demand is adjudicated in the affected party's favor, the amount demanded shall be deemed a liability of the Borrower under this Agreement.

         10.7 Notices.

                  (a) Any notices or consents required or permitted by this


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Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

         If to the Administrative Agent to:

                           CoreStates Bank, N.A., the Administrative Agent 2240 Butler Pike
                           Plymouth Meeting, PA 19462
                           Attention: Karl F. Schultz,
                                 Vice President
                           Telecopy No: 610-834-2069

         With copies to: Blank Rome Comisky & McCauley
                           1200 Four Penn Center Plaza
                           Philadelphia, PA 19103
                           Attention: Harvey I. Forman, Esquire
                           Telecopy No: 215-569-5555

         If to the Borrower or any Guarantor to:
                           CSS Industries, Inc.
                           1845 Walnut Street, Suite 800
                           Philadelphia, PA  19102
                           Attention: James G. Baxter
                           Telecopy No.: 215-569-9979

         With copies to: Stephen V. Dubin, Esquire
                           CSS Industries, Inc.
                           1845 Walnut Street, Suite 800
                           Philadelphia, PA 19102
                           Telecopy No: 215-569-9979

                           Morgan, Lewis & Bockius, L.L.P.
                           2000 One Logan Square
                           Philadelphia, PA  19103
                           Attention: David King, Esquire
                           Telecopy No. (215) 963-5299

         If to Lenders:    to the addresses set forth on Annex I to
                           this Agreement


                  (b) Any notice sent by the Administrative Agent, any Lender or the Borrower by any of the above methods shall be deemed to be given when so received. Any notice sent by overnight carrier shall be presumed to have been received the day after it was sent, if by hand delivery by 5:00 p.m. Philadelphia, PA time on the day sent, and if by facsimile, no such presumption shall be raised.

                  (c) The Administrative Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

         10.8 Headings. The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         10.9 Survival. All warranties, representations, and covenants made by the Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement or any of the other Loan Documents, shall be considered to have been relied upon by the Administrative Agent and the Lenders, and shall survive



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the delivery to the Lenders of the Restated Revolving Credit Notes, regardless of any investigation made by the Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of the Administrative Agent and any/all Lenders shall constitute warranties and representations by the Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by the Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full and the Revolving Credit is terminated.

         10.10 Successors and Assigns.

                   (a) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Neither the Borrower nor any Guarantor may transfer, assign or delegate any of its duties or obligations hereunder.

                  (b) (i) Notwithstanding any other provision of this Agreement, each Lender may assign all or any part of, or any interest in, such Lender's rights and benefits hereunder, under the Restated Revolving Credit Notes and under the other Loan Documents, as well as all Obligations related to such assigned rights and interest, provided that each such assignment:

                                    (A) must (unless the assignment is to an
Affiliate of the assigning Lender) be approved by the Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that if a Default or Event of Default has occurred hereunder, the approval of the Borrower shall not be required,

                                    (B) shall, if not an assignment of the
entire commitment of the applicable Lender, be in a minimum amount of $10,000,000,

                                    (C) must be evidenced by an Assignment
Agreement in the form of Exhibit "10.10" attached hereto and made a part hereof, a true and correct copy of which shall be delivered to the Administrative Agent,

                                    (D) shall be accompanied by the
unconditional payment by the assigning Lender to the Administrative Agent of an assignment fee equal to $3,500 except if the assignment is made to an Affiliate of the assigning Lender or to another Lender, and

                                    (E)shall be effective upon the
Administrative Agent's receipt of written notice from the assignor and assignee Lenders of such assignment and compliance with subparagraphs (A), (B), (C) and
(D) above.

                           (ii) Each Lender may at any time enter into
participation agreements with one or more participating lenders whereby such Lender may allocate certain percets or the Revolving Credit. No participant (unless and only to the extent such participant is itself a Lender) shall be entitled to require the Lender from whom its participation interest was obtained, to take or refrain from taking any action under this Agreement or any other Loan Document, except that such Lender may agree with such participant that such Lender will not, without such participant's consent, agree to any modification, amendment or waiver of this Agreement described in Section 9.15(b)(i)-(viii). Notwithstanding the foregoing, any such participant shall be considered to be a "Lender" for purposes of Sections 2.2(f), 2.9, 2.10, 2.12, 8.4, 10.5 and 10.15 with respect to its participation; provided, however, that no participant shall be entitled to receive any greater amount pursuant to Sections 2.2(f), 2.9, 2.10 or 2.12 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Lenders only and that its obligations under this Agreement are, to the extent expressly provided for in this Section 10.10(b)(ii), undertaken for the benefit of, and as an inducement to, any such participating lenders as well as the Lenders. Any grant of participation by any Lender shall not discharge, reduce or otherwise affect said Lender's obligation, in accordance with its Pro Rata

Percentage, under this Agreement to fund Advances, which obligations shall remain primary and absolute. Such grants of participations shall not affect or diminish the rights of the granting Lender to reimbursement or other payments which may become due to said Lender under this Agreement and such reimbursements and other payments will be calculated as if said Lender had not granted any such participation. Except as provided for herein, no participant shall have, by virtue of any participation, any rthis Agreement or claims of any kind against the Administrative Agent or any Lender or the Borrower other than the Lender from whom the participation has been obtained.

         (c) Nothing in this Section 10.10 shall prevent or prohibit any Lender from pledging its Advances hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         (d) Subject to the provisions of Section 10.24 hereof, the Borrower on its own behalf and on behalf of each of its Subsidiaries authorizes each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by the Borrower or any such Subsidiary in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries. In addition, subject to Section 10.24 hereof, each of the Agents may furnish any information concerning the Borrower or any of its Subsidiaries in such Agent's possession to any Affiliate of such Agent. The Borrower shall and shall cause each of its Subsidiaries to assist any Lender in effectuating any assignment or participation pursuant to this Section 10.10 (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective Transferee.

         10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and, all of which, taken together, shall constitute one fully executed document.

         10.12 Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Borrower, the Administrative Agent and the Lenders required by Section 9.15 hereof.

         10.13 Signatories. Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         10.14 Third Parties. No rights are intended to be created hereunder or under any of the other Loan Documents for the benefit of any third party donee, creditor or incidental beneficiary of the Borrower. Nothing contained in this Agreement shall be construed as a delegation to the Administrative Agent or any Lender of the Borrower's duty of performance, including, without limitation, the Borrower's duties under any account or contract with any other Person.

         10.15 Indemnification. (a) The Borrower agrees to indemnify each of the Lenders, the Syndication Agent and the Administrative Agent and their respective officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates and each other Person, if any, controlling any of them or any of their Affiliates within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act (each, an "Indemnitee" and collectively, the "Indemnities") from, and hold each of them harmless against, any and all Losses resulting from, arising out of, in any way related to or by reason of, (i) the execution, delivery, performance, administration or enforcement of any Loan Document, (ii) the Lenders' or the Administrative Agent's agreement to make the Advances, (iii) the use or intended use of the proceeds of any Advances hereunder (iv) the consummation of any other transactions contemplated in any Loan Document, (v) the performance by the Administrative Agent or the Syndication Agent of their duties hereunder or (vi) any inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, made in any report, exhibit, schedule or publication in connection with the transactions contemplated hereby furnished to the Administrative Agent, the Syndication Agent or the Lenders by or on behalf of the Borrower, or by reason of the omission or the alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, whether or not such Indemnitee is a party and whether or not such Proceeding is initiated or brought by or on behalf of the Borrower; provided, however, that the Borrower shall not be liable under the foregoing indemnification provision to an Indemnitee to the extent that any such Loss is judicially determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely by reason of the gross negligence or bad faith of such Indemnitee. To the extent that the undertaking to indemnify and hold harmless set forth in this Section
10.15 is unenforceable because it is violative of any law or public policy or otherwise, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Indemnities.

                  (b) The Borrower agrees on its own behalf and on behalf of the Guarantors that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to the Borrower or any of the Guarantors or any such entities' security holders or creditors resulting from, arising out of, in any way related to or by reason of (i) the execution, delivery, performance, administration or enforcement of any Loan Document, (ii) the Lenders' or the Administrative Agent's agreement to make the Advances, (iii) the use or intended use of the proceeds of any Advances hereunder or (iv) the consummation of any other transactions contemplated in any Loan Document, except to the extent that any Losses judicially determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely by reason of the gross negligence or bad faith of such Indemnitee.

                  (c) Each Indemnitee shall give prompt notice to the Borrower of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Borrower shall not relieve it from any liability which it may otherwise have hereunder. The Borrower may participate at its own expense in the defense of such action.

                  (d) In the event that any Indemnitee is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against the Borrower or any Affiliate of the Borrower in which such Indemnitee is not named as a defendant, the Borrower agrees to reimburse each Indemnitee for all reasonable expenses incurred by each Indemnitee in connection with such Indemnitee's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of each Indemnitee's legal counsel, and to compensate such Indemnitee in an amount to be mutually agreed upon.

                  (e) The Borrower agrees on its own behalf and on behalf of each of the Guarantors that, without the prior written consent of the Administrative Agent and the Majority Lenders, no such entity will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 10.15 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release in form, scope and substance satisfactory to the Administrative Agent and the Majority Lenders, of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

         10.16 Discharge of Taxes, The Borrower's Obligations, Etc. The Administrative Agent, in its sole discretion, shall have the right at any time, and from time to time, on one day's notice to Borrower (unless the Administrative Agent deems immediate action to be necessary under the circumstances), if the Borrower fails to do so, to: (a) pay for the performance of any of the Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of the Borrower's Property in violation of this Agreement unless the Borrower or such Subsidiary or any of the Borrower's Subsidiaries is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Such expenses and advances shall be added to the Revolving Credit and shall bear interest at the Alternative Base Rate until reimbursed to the Administrative Agent. Such payments and advances made by the Administrative Agent shall not be construed as a waiver by the Administrative Agent or the Lenders of an Event of Default under this Agreement.

         10.17 Withholding and Other Tax Liabilities. The Administrative Agent, in its sole discretion and without any duty to exercise such rights or monitor such obligation of the Borrower, shall have the right to withhold or direct the Lenders to withhold any Advances from time to time unless the Borrower shall, at the Administrative Agent's request, have given to the Administrative Agent evidence, reasonably satisfactory to the Administrative Agent, that the Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against the Borrower or any of the Borrower's Subsidiaries shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, the Administrative Agent shall have the right, on one day's notice to Borrower (unless the Administrative Agent deems immediate action to be necessary under the circumstances) (but shall not be obligated, nor shall the Administrative Agent or any Lender hereby assume the duty) to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that the Administrative Agent shall not pay any such tax, assessment or Lien before its due date or if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary. In order to pay any such Lien, assessment or tax liability, the Administrative Agent shall not be obliged to wait until said Lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which the Administrative Agent (shared ratably by the Lenders) shall have paid for the discharge of any such Lien shall be added to the Revolving Credit and shall be paid by the Borrower to the Administrative Agent with interest thereon, upon demand, and the Administrative Agent shall be subrogated to all rights of such taxing authority against the Borrower or such Subsidiary.

         10.18 Consent to Jurisdiction; Venue.

                           (a) Any Proceeding with respect to this Agreement
or any other Loan Document may be brought in the courts of the State of New York or of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower, on its own behalf and on behalf of each of the Guarantors, hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any other Loan Documents. The Borrower, on its own behalf and on behalf of each of the Guarantors further irrevocably consents to the service of process out of any of the aforementioned courts in any such Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower or such Subsidiary at its address for notices pursuant to Section 10.7, such service to become effective five (5) days after such mailing. The Borrower on its own behalf and on behalf of the Guarantors designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to serve, as the agent of the Borrower or such Subsidiary to receive, on such Persons behalf, service of all process in any proceedings in any such court, such service being hereby acknowledged by the Borrower, on its own behalf and on behalf of the Guarantors, to be effective and binding service in every respect. A copy of such process so served shall be mailed by registered mail to the Borrower or such Subsidiary so served at its address provided in Section
10.7 except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to receive and forward such service, the Borrower hereby agrees, on its own behalf and on behalf of each of the Guarantors, that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right of the Administrative Agent, the Syndication Agent or any Lender to serve process in any other manner permitted by law or to commence proceeding or otherinst the Borrower or any of the Guarantors in any other jurisdiction.

                  (b) The Borrower on its own behalf and on behalf of the Guarantors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

         10.19 Waivers.

                  (a) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract, claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS

IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE ADVANCES. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  (b) (i) The Borrower, on behalf of itself and each of the Guarantors, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages from any of the Agents or Lenders in any Proceeding in connection with, arising out of, or in any way related to the transactions contemplated herein or in any other Loan Document.

                           (ii) pecial, exemplary, punitive or consequential
damages from the Borrower or any of the Guarantors in any Proceeding in connection with, arising out of, or in any way related to the transactions contemplated herein or in any other Loan Document to the extent the foregoing is not in derogation of either of the Agents or any of the Lender's rights to claim or recover any amounts under Sections 2.2(g), 2.9, 2.10, 2.12, 10.5, 10.6, 10.15 or for any other Obligations expressly provided for in this Agreement or any of the other Loan Documents.

                  (c) The Borrower, on its own behalf and on behalf of the Guarantors, hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against any other obligor or any other Person or any collateral or other direct or indirect security for any of the Obligations.

         10.20 Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement. If any provision is determined to be invalid or unenforceable, such determination shall not affect or limit the validity or enforceability of all other provisions.

         10.21 Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

         10.22 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, no Lender shall be responsible for the obligation or commitment of any other Lender hereunder, and neither of the Agents shall be responsible for any obligations of any Lender. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any Proceeding for such purpose.

         10.23 Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the letter (the "Commitment Letter") agreement dated October 13, 1995 among Merrill Lynch, CoreStates and the Borrower (other than (A) the Term Sheet (as defined in the Commitment Letter) and (B) the commitments of Merrill Lynch and CoreStates thereunder) and (b) the Fee Letter (as defined in the Commitment Letter).

         10.24 Confidentiality. The Agents and each Lender agree to keep confidential all material non-public information provided to it by or on behalf of the Borrower and/or the Guarantors pursuant to this Agreement or the other Loan Documents that is designated by the provider of such information in writing as confidential; provided that nothing herein shall prevent either Agent or any Lender from disclosing any such information (a) to either Agent or any other Lender, (b) to any assignee, proposed assignee, participant or proposed participant which agrees to comply with the provisions of this subsection, (c) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Person, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any requirement of applicable law, (f) which has been publicly disclosed other than in breach of this Agreement, or (g) in connection with the exercise of any remedy or other enforcement of the rights of the Agents and/or the Lenders hereunder.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

                                  CSS INDUSTRIES, INC., a
                                  Delaware corporation


                                  By: _______________________________
                                           Title:

                                  Attest:_______________________


                                  CORESTATES BANK, N.A., as the
                                  Administrative Agent


                                  By: _________________________________
                                           Title:

            (Signatures continued on Pages S1 - S15 attached hereto)

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                 MERRILL LYNCH & CO., as the
                                 Syndication Agent


                                 By: ___________________________________
                                          Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                 CORESTATES BANK, N.A.
                                 as a Lender


                                 By:  ___________________________
                                      Name:
                                      Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                   PNC BANK, National Association
                                   as a Lender and a Co-Agent


                                   By:  ___________________________
                                        Name:
                                        Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                   SUMMIT BANK (formerly
                                   known as United Jersey Bank)
                                   as a Lender


                                   By:  ___________________________
                                        Name:
                                        Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.

                                        THE BANK OF NEW YORK
                                        as a Lender
(formerly, known as
                                        First Fidelity Bank, N.A.)
                                        as a Lender and a Co-Agent


                                        By:  ___________________________
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                     MELLON BANK, N.A.,
                                     as a Lender and a Co-Agent


                                     By:  ___________________________
                                          Name:
                                          Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                     NATIONAL CITY BANK,
                                     as a Lender and a Co-Agent


                                     By:  ___________________________
                                          Name:
                                          Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                    FIRST AMERICAN NATIONAL BANK,
                                    as a Lender


                                    By:  ___________________________

                                    GENOSSENSCHAFTSBANK,
                                    as a Lender


                                    By:  ___________________________
                                         Name:
                                         Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                     CAISSE NATIONALE DE CREDIT
                                     AGRICOLE,
                                     as a Lender


                                     By:  ___________________________
                                          Name:
                                          Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                    ARAB BANKING CORPORATION,
                                    as a Lender


                                    By:  ___________________________
                                         Name:
                                         Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                      MERRILL LYNCH CAPITAL
                                      CORPORATION,
                                      as a Lender


                                      By:  ___________________________
                                           Name:
                                                                   Title:

         IN WITNESS WHEREOF, the undersigned has executed this Agreement the day and year first above written.


                                      SUNTRUST BANK, ATLANTA
                                      as a Lender


                                      By:  ___________________________
                                           Name:
                                           Title:


                                      By:      ___________________________
                                               Name:
                                               Title:

                            EXHIBIT AND SCHEDULE LIST

                  Annex I           --      Lenders, Pro Rata Shares, Pro
                                            Rata Percentages
                  Exhibit 1.1(a)    --      Form of Guarantee
                  Exhibit 1.1(b)    --      Term Sheet for Unsecured Senior
                                            Notes
                  Exhibit 2.1(c)(i) --      Form of Restated Revolving
                                            Credit Note
                  Exhibit 2.1(c)(ii)--      Form of Restated Swing Line Note
                  Exhibit 2.2(a)    --      Form of Letter of Credit
                                            Agreements
                  Exhibit 2.4(b)    --      Form of Notice of Borrowing
                  Exhibit 5.8       --      Form of Quarterly Compliance
                                            Certificate
                  Exhibit 6.2       --      Form of Certificate regarding
                                            Permitted Acquisitions
                  Exhibit 10.10     --      Form of Assignment Agreement
                  Schedule 1.1(c)   --      Financial Statements
                  Schedule 2.2(a)   --      Outstanding Letters of Credit
                                            Issued by CoreStates
                  Schedule 3.1(h)   --      Material Environmental
                                            Investigations, Studies,
                                            Audits, Etc.
                  Schedule 4.2      --      Places of Business
                  Schedule 4.3      --      Judgments, Proceedings,
                                            Litigation and Orders
                  Schedule 4.4      --      Existing Liens and Claims
                  Schedule 4.9      --      Subsidiaries and Affiliates and
                                            Jurisdictions of Incorporation
                  Schedule 4.10     --      Existing Guarantees, Investments
                                            and Borrowings
                  Schedule 4.11(c)  --      ERISA Matters
                  Schedule 4.12     --      Business Interruptions
                  Schedule 4.13(a)  --      Schedule of Names
                  Schedule 4.13(b)  --      Trademarks, Patents and
                                            Copyrights
                  Schedule 4.14     --      Other Associations
                  Schedule 4.15     --      Environmental Matters
                  Schedule 4.17     --      Capital Stock

                                     ANNEX I


Lenders                                    Pro Rata Percentage    Pro Rata Share
-------                                    -------------------    --------------

CoreStates Bank, N.A                                  12.5%          $37,500,000
2240 Butler Pike
Plymouth Meeting, PA 19462
Attention: Karl F. Schultz, VP
Fax: 610/834-2069

PNC Bank, National Association                  10.833 1/3%          $32,500,000
1600 Market Street
Philadelphia, PA 19103
Attention: Forrest Patterson, VP
Fax: 215/585-6987

First Union National Bank                       10.833 1/3%          $32,500,000
123 South Broad Street
Philadelphia, PA 19109
Attention: Mary Ashenbrenner, VP
Fax: 215/985-8764

Mellon Bank, N.A                                10.833 1/3%          $32,500,000
8 West Market Street
Wilkes Barre, PA 18711
Attention: W. Frank McGrane, VP
Fax: 717/826-2978

Merrill Lynch Capital Corporation               3.333 1/3%           $10,000,000
World Financial Center
North Tower
New York, NY 19281-1307
Attention: Stephen B. Paras, VP
Fax: 212/449-8230

National City Bank                              6.666 2/3%           $20,000,000
Corporate Banking
National City Center
20 Stanwix Street
Pittsburgh, PA 15222-4802
Attention: Richard D. Barnes, VP
Fax: 412/644-6224

First American National Bank                         6.666 2/3%      $20,000,000
327 Union Street
Nashville, TN 37237-0314
Attention: Andrew Zimberg, VP
Fax: 615/748-6072

Summit Bank                                            5.0%          $15,000,000
Three Valley Square
512 Township Line, Suite 280
Blue Bell, PA 19422
Attention: Christopher Annas, VP
Fax: 215/619-4820

DG Bank Deutsche Genossenschaftsbank                   5.0%          $15,000,000
609 Fifth Avenue, 8th Floor
New York, NY 10017
Attention: Norah McCann, SVP
Fax: 212/745-1556

Caisse Nationale De Credit Agricole                  6.666 2/3%      $20,000,000
520 Madison Avenue
New York, NY 10022
Attention: Michael Fought, AVP
Fax: 212/418-2228

Arab Banking Corp.                                     5.0%          $15,000,000
277 Park Avenue, 32nd Floor
New York, NY 10172-3922
Attention: Louise Bilbro, VP
Fax: 212/583-0921

SunTrust Bank, Atlanta                                 5.0%          $15,000,000
711 Fifth Avenue, 16th Floor
New York, NY 10022
Attention: Maria Mamilovich, VP
Fax: 212/583-2602

Fleet Bank, N.A.                                     6.666 2/3%      $20,000,000
3670 U.S. Highway 9 South
Freehold, NJ 07728
Attention: Tom Savage, VP
Fax: 732/780-0754

The Bank of New York                                   5.0%          $15,000,000
One Wall Street
New York, NY 10286
Attention: Walter Parelli, VP
Fax: 212/635-6999

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Swing Line Lender                                    Swing Line Commitment
-----------------                                    ---------------------

CoreStates Bank, N.A.                                  $10,000,000
                                                       ===========

                                      S-16